UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.    )

Filed by the
Registrant
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Check the appropriate box:

☐	Preliminary Proxy Statement

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12
BLACKSTONE MORTGAGE TRUST, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

2023 PROXY STATEMENT

Blackstone Mortgage Trust, Inc.

Blackstone Mortgage Trust

345 Park Avenue, 24th Floor

New York, New York 10154

April 27, 2023

Dear Fellow Stockholders:

You are cordially invited to attend the 2023 annual meeting of stockholders of Blackstone Mortgage Trust, Inc., a Maryland corporation, which will be held at 9:00 a.m., Eastern Daylight Time, on Friday, June 23, 2023 in virtual meeting format only. At the annual meeting, stockholders will be asked to:

∎	elect ten director nominees listed herein;

∎	ratify the appointment of Deloitte & Touche LLP (“Deloitte”) as our independent registered public accounting firm for 2023;

∎	consider a non-binding vote on executive compensation of our named executive officers; and

∎	consider such other business as may properly come before the annual meeting and any postponements or adjournments thereof.

Details concerning those matters to come before stockholders at the annual meeting are described in the attached notice of annual meeting of stockholders and proxy statement.

Your management and your board of directors unanimously recommend that you vote FOR all nominees for directors, FOR the appointment of Deloitte as the company’s independent registered public accounting firm for 2023, and FOR the approval of the advisory resolution relating to the compensation of our named executive officers as disclosed in the accompanying proxy statement.

As in prior years, we will be using the “Notice and Access” method of providing proxy materials to you via the Internet. We believe that this process will provide you with a convenient and environmentally friendly way to access the proxy materials, including our proxy statement and 2022 annual report to stockholders, and authorize a proxy to vote your shares, while allowing us to conserve natural resources and reduce the costs of printing and distributing the proxy materials.

The proxy statement and form of proxy will be distributed or made available on or about April 27, 2023. We will mail to our stockholders a Notice of Internet Availability of Proxy Materials, which we refer to as the Notice and Access Card, containing instructions on how to access our proxy statement and our 2022 annual report to stockholders and authorize a proxy to vote electronically via the Internet or by telephone. The Notice and Access Card also contains instructions as to how you can receive a paper copy of our proxy materials and authorize a proxy to vote by mail.

It is important that your shares be represented at the annual meeting and voted in accordance with your wishes. Whether or not you plan to attend the meeting, we urge you to complete a proxy as promptly as possible — by Internet, telephone or mail — so that your shares will be voted at the annual meeting. This will not limit your right to vote in person or to attend the meeting.

On behalf of the board of directors, I thank you for your continuing support.

Sincerely

/s/ Katharine A. Keenan

Katharine A. Keenan Chief Executive Officer, President and Director

345 Park Avenue, 24th Floor

New York, New York 10154

Notice of 2023 Annual Meeting of Stockholders and Proxy Statement

To our Stockholders:

We hereby notify you that Blackstone Mortgage Trust, Inc., a Maryland corporation (the “Company”), is holding its 2023 annual meeting of stockholders, or annual meeting, on Friday, June 23, 2023, at 9:00 a.m., Eastern Daylight Time. You can attend the annual meeting online, vote your shares electronically and submit your questions during the annual meeting, by visiting www.virtualshareholdermeeting.com/BXMT2023. You will need to have your 16-digit control number included on your proxy card or the instructions that accompanied your proxy materials in order to join the annual meeting.

At the annual meeting, stockholders will be asked to:

1.	elect ten director nominees listed herein;

2.	ratify the appointment of Deloitte as our independent registered public accounting firm for 2023;

3.	consider a non-binding vote on executive compensation of our named executive officers; and

4.	consider such other business as may properly come before the annual meeting and any postponements or adjournments thereof.

You can vote your shares of class A common stock if the Company’s records show that you were a stockholder of record as of the close of business on April 14, 2023, the record date for the annual meeting.

Stockholders, whether or not they expect to attend the meeting, are requested to authorize a proxy to vote their shares electronically via the Internet, by telephone or by completing and returning the proxy card if you requested paper copies of the Company’s proxy materials. Voting instructions are provided in the Notice of Internet Availability of Proxy Materials, or, if you requested paper copies, the instructions are printed on your proxy card and included in the accompanying proxy statement. Any person giving a proxy has the power to revoke it at any time prior to the meeting and stockholders who attend the meeting and who are eligible to vote may withdraw their proxies and vote in person.

Sincerely,

/s/ Leon Volchyok

Leon Volchyok

Chief Legal Officer and Secretary

April 27, 2023

Web links throughout this document are provided for convenience only, and the content on the referenced websites does not constitute a part of this Proxy Statement

345 Park Avenue, 24th Floor

New York, New York 10154

Proxy Statement for 2023 Annual Meeting of Stockholders to be Held on June 23, 2023

This proxy statement is being furnished by and on behalf of the board of directors of Blackstone Mortgage Trust, Inc., a Maryland corporation, or “the Company”, “BXMT”, “we”, “us” or “our”, in connection with the solicitation of proxies to be voted at the 2023 annual meeting of stockholders, or the annual meeting. We are furnishing the proxy materials for the annual meeting electronically using the Internet through the mailing to our stockholders of a Notice of Internet Availability of Proxy Materials, or the Notice and Access Card. The proxy statement, proxy card and our 2022 annual report to stockholders will be distributed or made available to stockholders of record on or about April 14, 2023.

General Information About the Annual Meeting and Voting

In this section of the proxy statement, we answer some common questions regarding our 2023 annual meeting and the voting of shares at the meeting.

When will the annual meeting be held?

The meeting will be held at 9:00 a.m., Eastern Daylight Time, on Friday, June 23, 2023.

Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a paper copy of proxy materials?

The United States Securities and Exchange Commission, or the SEC, has approved “Notice and Access” rules relating to the delivery of proxy materials over the Internet. These rules permit us to furnish proxy materials, including this proxy statement and our annual report, to our stockholders by providing access to such documents on the Internet instead of mailing printed copies. Most stockholders will not receive paper copies of the proxy materials unless they request them. Instead, the Notice and Access Card, which will be mailed to our stockholders, provides instructions regarding how you may access and review all of the proxy materials on the Internet. The Notice and Access Card also instructs you as to how you may authorize your proxy via the Internet or by telephone. If you would like to receive a paper or email copy of our proxy materials, you should follow the instructions for requesting such materials printed on the Notice and Access Card.

Can I vote my shares by filling out and returning the Notice and Access Card?

No. The Notice and Access Card identifies the items to be voted on at the annual meeting, but you cannot vote by marking the Notice and Access Card and returning it. The Notice and Access Card provides instructions on how to authorize your proxy via the Internet or by telephone or vote in person at the annual meeting or to request a paper proxy card, which will contain instructions for authorizing a proxy by the Internet, by telephone or by returning a signed paper proxy card.

How do I attend and vote my shares at the virtual annual meeting?

This year’s annual meeting will be a completely “virtual” meeting of stockholders. You may attend the annual meeting live online at www.virtualshareholdermeeting.com/BXMT2023. If you virtually attend the annual meeting you can vote your shares electronically, and submit your questions during the annual meeting. A summary of the information you need to attend the annual meeting and vote via the Internet is provided below:

∎	instructions on how to attend and participate via the Internet, including how to demonstrate proof of stock ownership, are posted at www.virtualshareholdermeeting.com/BXMT2023;

∎	assistance with questions regarding how to attend and participate via the Internet will be provided at www.virtualshareholdermeeting.com/BXMT2023 on the day of the annual meeting;

∎	stockholders may vote and submit questions while attending the annual meeting via the Internet; and

∎	you will need your 16-digit control number that is included in your proxy card or the instructions that accompanied your proxy materials in order to enter the annual meeting and to vote during the annual meeting.

Will I be able to participate in the online annual meeting on the same basis I would be able to participate in a live annual meeting?

The annual meeting will be held in a virtual meeting format only and will be conducted via live audio webcast. The online meeting format for the annual meeting will enable full and equal participation by all our stockholders from any place in the world at little to no cost.

We designed the format of the online annual meeting to ensure that our stockholders who attend our annual meeting will be afforded the same rights and opportunities to participate as they would at an in-person meeting and to enhance stockholder access, participation and communication through online tools. We will take the following steps to ensure such an experience:

∎	providing stockholders with the ability to submit appropriate questions real-time via the meeting website, limiting questions to one per stockholder unless time otherwise permits; and

∎	answering as many questions submitted in accordance with the meeting rules of conduct as possible in the time allotted for the meeting without discrimination.

What if during the check-in time or during the meeting I have technical difficulties or trouble accessing the virtual meeting website?

If you encounter any technical difficulties with the virtual meeting website on the meeting day, please call the technical support number that will be posted on the virtual meeting log in page. Technical support will be available starting at 8:30 a.m. Eastern Daylight Time on Friday, June 23, 2023 and until the meeting has finished.

What am I voting on?

There are three proposals scheduled to be considered and voted on at the annual meeting:

∎	Proposal 1: Election of ten director nominees listed herein;
∎	Proposal 2: Ratification of the appointment of Deloitte as our independent registered public accounting firm for 2023; and

∎	Proposal 3: Non-binding vote on executive compensation of our named executive officers.

Who can vote?

You can vote your shares of class A common stock if our records show that you were the owner of the shares as of the close of business on April 14, 2023, the record date determining the stockholders who are entitled to vote at the annual meeting. As of April 14, 2023, there were a total of 172,286,354 shares of our class A common stock outstanding and entitled to vote at the annual meeting. You have one vote for each share of class A common stock that you own. Votes may not be cumulated in the election of directors.

What constitutes a quorum?

We will convene the annual meeting if stockholders representing the required quorum of shares of class A common stock entitled to vote (i) sign and return their paper proxy cards, (ii) authorize a proxy to vote electronically or telephonically or (iii) attend the meeting. The presence in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast at such meeting on any matter will constitute a quorum. If you sign and return your paper proxy card or authorize a proxy to vote electronically or telephonically, your shares will be counted to determine whether we have a quorum even if you abstain or fail to vote as indicated in the proxy materials. Broker non-votes and abstentions will also be considered present for the purpose of determining whether we have a quorum.

What is the required vote for approval of each proposal?

Proposal 1: Election of ten director nominees listed herein. A plurality of all the votes cast on such election at the annual meeting is required for the election of each nominee for director. Plurality voting simply means that the number of candidates getting the highest number of affirmative votes cast at the annual meeting will be elected. Neither a properly executed proxy marked “withhold” nor “broker non-votes” will affect the outcome of this proposal.

Proposal 2: Ratification of the appointment of Deloitte as our independent registered public accounting firm for 2023. A majority of the votes cast on the proposal at the annual meeting is required for the auditor ratification proposal. Abstentions and “broker non-votes”, if any, will not affect the outcome of this proposal. As described below, brokerage firms can vote your uninstructed shares on this proposal.

Proposal 3: Non-binding vote on executive compensation of our named executive officers. A majority of the votes cast on the proposal at the annual meeting is required to approve the non-binding vote on executive compensation. Neither abstentions nor “broker non-votes” will affect the outcome of this proposal.

What is a “broker non-vote”?

A “broker non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner. Brokerage firms have the authority under the New York Stock Exchange, or NYSE, rules to cast votes on certain “routine” matters if they do not receive instructions from their customers. The ratification of the appointment of Deloitte as our independent auditors is considered a “routine” matter for which brokerage firms may vote shares for which they did not receive instructions from beneficial owners. All other items on this year’s ballot are “non-routine” matters under the NYSE rules for which brokers may not vote absent voting instructions from the beneficial owner.

How do I authorize a proxy to vote my shares?

Follow the instructions on the Notice and Access Card to authorize a proxy to vote your shares electronically via the Internet or by telephone. If you requested a paper copy of our proxy materials, follow the instructions printed on the paper proxy card to authorize a proxy to vote via the Internet, by telephone or by completing and returning the paper proxy card. The individuals named and designated as proxies will vote your shares as you instruct. You have the following choices in voting electronically, by telephone or by paper proxy card:

∎	You may authorize a proxy to vote your shares on each proposal, in which case your shares will be voted in accordance with your choices.

∎	In voting on directors, you can either authorize a proxy to vote “FOR” each director nominee or “WITHHOLD” your vote on all or certain director nominees specified by you.

∎	You may authorize a proxy to vote “FOR”, “AGAINST” or “ABSTAIN” on the proposal to ratify the appointment of Deloitte as our independent registered public accounting firm for 2023.

∎	You may authorize a proxy to vote “FOR”, “AGAINST” or “ABSTAIN” regarding the non-binding vote on executive compensation of our named executive officers.

If you submit a signed proxy without indicating your vote on any matter, the designated proxies will vote to elect all ten nominees as directors, approve the ratification of the appointment of Deloitte as our independent registered public accounting firm for 2023, and approve the non-binding vote on executive compensation of our named executive officers.

How can I authorize a proxy to vote over the Internet or by telephone?

To authorize a proxy to vote electronically via the Internet, go to www.proxyvote.com and follow the instructions. Please have your Notice and Access Card in hand when accessing the website, as it contains a 16-digit control number required to vote.

If you have access to a touch-tone telephone, you may authorize your proxy by dialing 1-800-690-6903 and following the recorded instructions. You will need the 16-digit control number included on your Notice and Access Card or your proxy card in order to vote by telephone.

If you requested a paper copy of our proxy materials, in order to authorize a proxy to vote by telephone or over the Internet, you must either call the toll-free number reflected on the paper proxy card or go to www.proxyvote.com and follow the instructions. Please have your paper proxy card in hand when calling the toll-free number or accessing the website, as it contains a 16-digit control number required to vote.

You can authorize a proxy to vote via the Internet or by telephone at any time prior to 11:59 p.m., Eastern Daylight Time, June 22, 2023, the day before the annual meeting.

What do I do if my shares are held in “street name”?

If your shares are held in a brokerage account or by a bank or other holder of record, you are considered the “beneficial owner” of shares held in “street name.” The Notice and Access Card or proxy materials, if you elected to receive a hard copy, has been forwarded to you by your broker, bank or other holder of record who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank or other holder of record on how to vote your shares by following their instructions for voting.

What if other matters come up at the annual meeting?

At the date this proxy statement went to press, we did not know of any matters to be properly presented at the annual meeting other than those referred to in this proxy statement. If other matters are properly presented at the meeting or any postponement or adjournment thereof for consideration, and you are a stockholder of record and have submitted a proxy card, the persons named in your proxy card will have the discretion to vote on those matters for you.

Can I change my vote or revoke my proxy after I authorize my proxy?

Yes. At any time before the vote on a proposal, you can change your vote either by:

∎	executing or authorizing, dating and delivering a new proxy with a later date that is received no later than June 22, 2023;

∎	voting again via the Internet or by telephone at a later time before the closing of those voting facilities at 11:59 p.m., Eastern Daylight Time, on June 22, 2023;

∎	sending a written statement revoking your proxy card to our Corporate Secretary or any corporate officer of the Company, provided such statement is received no later than June 22, 2023; or
∎	by attending the annual meeting, revoking your proxy and voting your shares via the Internet at the annual meeting.

Your attendance at the annual meeting will not, by itself, revoke a proxy previously authorized by you. We will honor the proxy card or authorization with the latest date.

Proxy revocation notices should be sent to Blackstone Mortgage Trust, Inc., 345 Park Avenue, 24th Floor, New York, New York 10154, Attention: Secretary.

Who will count the votes?

Representatives of Broadridge Financial Solutions, Inc. will count the votes and will serve as the independent inspector of election.

Who pays for this proxy solicitation?

We do. In addition to sending you these proxy materials, some of the employees of an affiliate of BXMT Advisors L.L.C., a Delaware limited liability company, or our Manager, may contact you by telephone, by mail or in person. None of these employees will receive any extra compensation for doing this.

Proposal 1 — Election of Directors

There are currently nine members of the board of directors. On April 19, 2023, the board of directors, upon recommendation of its corporate governance committee, unanimously nominated the nine incumbent directors and one additional director nominee listed below for election to the board of directors at the annual meeting. All of the nominees are willing to serve as directors but, if any of them should decline or be unable to act as a director, the individuals designated in the proxy cards as proxies will exercise the discretionary authority provided to vote for the election of such substitute nominee selected by our board of directors, unless the board of directors alternatively acts to reduce the size of the board of directors or maintain a vacancy on the board of directors. The board of directors has no reason to believe that any such nominees will be unable or unwilling to serve.

Nominees for Election as Directors

The names, ages as of April 27, 2023 and existing positions with us of the nominees are as follows:

Name	Age	Office or Position Held

Michael B. Nash	62	Executive Chairman of the Board of Directors

Katharine A. Keenan	38	Chief Executive Officer, President and Director

Leonard W. Cotton	73	Director

Thomas E. Dobrowski	79	Director

Timothy Johnson	43	Director Nominee

Nnenna Lynch	51	Director

Henry N. Nassau	68	Director

Gilda Perez-Alvarado	42	Director

Jonathan L. Pollack	46	Director

Lynne B. Sagalyn	75	Director

The name, principal occupation for the last five years, selected biographical information and the period of service as our director of each of the nominees are set forth below.

Michael B. Nash Executive Chairman of the Board of Directors

Age: 62 Director Since: 2012 Committees: ∎ None

Biographical Information:

Michael B. Nash has been a director since 2012 and is the Executive Chairman of the board of directors. Mr. Nash is a senior managing director of the Real Estate Debt Strategies group (“BREDS”) at Blackstone Inc. (“Blackstone”), and the co-founder and chairman of BREDS. He is also the chairman of Blackstone Alternative Asset Management’s Strategic Capital Group, focusing on the acquisition of minority ownership interests in private equity and other alternative asset management firms (“GP stakes”). In addition, he is a member of the Real Estate Investment Committee for both BREDS and Blackstone Real Estate Advisors. Mr. Nash served as a member of the board of directors of Hudson Pacific Properties, Inc. (NYSE: HPP) until March 2019 and also served as a member of the board of directors of La Quinta Holdings Inc. (NYSE: LQ) until June 2015 and Landmark Apartment Trust of America, Inc. until January 2016. Before joining Blackstone in 2007, Mr. Nash was with Merrill Lynch from 1997 to 2007 where he led the firm’s Real Estate Principal Investment Group — Americas. Prior to joining Merrill Lynch, Mr. Nash held various positions with Barclays Bank, Bank of Nova Scotia and Deloitte Haskins & Sells.

Qualifications:

Mr. Nash received a B.S. in Accounting from State University of New York at Albany, as well as an M.B.A. in Finance from the Stern School of Business at New York University. We believe Mr. Nash’s extensive experience with, and strong record of success in investing in, real estate-related assets provides our board of directors with valuable insights into developments in our industry.

Katharine A. Keenan Director, Chief Executive Officer and President

Age: 38 Director Since: 2021 Committees: ∎ None

Biographical Information:

Katharine A. Keenan has been a director and our Chief Executive Officer since June 2021, and the Company’s President since February 2020. She joined the Company’s management team in January 2018 and served as the Company’s Executive Vice President, Investments from January 2019 until February 2020. Ms. Keenan is also a senior managing director of BREDS and is involved in commercial debt investments across the global BREDS platform. As the Company’s President and CEO, Ms. Keenan leads all aspects of the Company’s activities, including its investments, capital markets activities, operations and strategy. She also oversees loan originations and other investments for the Company as well as for other investment vehicles managed by BREDS. Before joining Blackstone in 2012, Ms. Keenan held positions at G2 Investment Group, Lubert-Adler Real Estate Funds and in the Real Estate Investment Banking Group at Lehman Brothers. She is a member of the board of directors of Getting Out and Staying Out, the NAREIT Advisory Board of Governors and WX New York Women Executives in Real Estate.

Qualifications:

Ms. Keenan graduated cum laude with an A.B. in History from Harvard College. Ms. Keenan’s experience and background as President and CEO of the Company and senior managing director of BREDS and her strong record of success in investing in real estate-related assets provide our board of directors with valuable strategic insight and we believe positions her to contribute to the board’s oversight of our investment strategy.

Leonard W. Cotton Independent Director

Age: 73 Director Since: 2014 Committees: ∎ Audit ∎ Compensation ∎ Investment Risk Management (Chair)

Biographical Information:

Leonard W. Cotton has been a director since 2014. Mr. Cotton is the former vice chairman of Centerline Capital Group (a position he held from 2006 to 2008). He was also on the executive committee of the Commercial Real Estate Finance Council, or CREFC, from 2001 to 2010 and was president of CREFC from 2007 to 2008. Mr. Cotton previously served as chairman and chief executive officer of ARCap REIT (a position he held from 1995 to 2006), a real estate finance company acquired by Centerline Capital Group in 2006, and chairman and chief executive officer of ARCap REIT’s predecessor, REMICap. During his tenure at ARCap REIT, Mr. Cotton was instrumental in establishing ARCap REIT as a nationally recognized CMBS investor in subordinated bonds. From 1992 to 2002, Mr. Cotton was a president and partner in Harbour Realty Advisors, a real estate-related special situation investment and commercial property management company. Prior to joining Harbour Realty Advisors, Mr. Cotton was engaged in a number of real estate-related entrepreneurial endeavors, including acting as consultant on real estate workout strategies and the development of high-end residential properties. Mr. Cotton also serves on the board of trustees of Bowdoin College and Maine Public Broadcasting Network, a state network of public television and radio stations. He started his career in 1972 with Citibank, working in commercial real estate lending and workout business units. He also served as an independent director of FundCore Institutional Income Trust Inc., a public unlisted mortgage real estate investment trust (“REIT”), from 2010 to 2012 and is a former board member of the Real Estate Roundtable.

Qualifications:

Mr. Cotton received an M.B.A. in Finance from Columbia University and a B.A. in American History from Bowdoin College. Mr. Cotton has significant experience in various aspects of commercial real estate, including lending, equity investment and development, which we believe gives him unique insight into our investment activities.

Thomas E. Dobrowski Independent Director

Age: 79 Director Since: 1998 Committees: ∎ Audit ∎ Corporate Governance ∎ Investment Risk Management

Biographical Information:

Thomas E. Dobrowski has been a director since 1998. Mr. Dobrowski has been retired from General Motors Asset Management, or GMAM, an investment manager for several pension funds of General Motors, its subsidiaries and affiliates, as well as for several third-party clients, since October 2005. From December 1994 until his retirement, he was the managing director of real estate and alternative investments for GMAM. Mr. Dobrowski was a member of the board of directors and the audit committee of Equity Lifestyle Properties, Inc. (NYSE: ELS) from 1993 to 2017, and previously served as a director and member of the audit committee of Equity Office Properties Trust until its sale in 2007 and was a former director of Taubman Centers, Inc. (NYSE: TCO) and Red Roof Inns, Inc.

Qualifications:

Mr. Dobrowski had a long career as a senior investment officer for a major pension plan investor and oversaw the original investment made by GMAM into the Company, which we believe gives him unique insight into our investment activities.

Timothy Johnson Director Nominee

Age: 43 Committees: ∎ None

Biographical Information:

Timothy Johnson has been the Global Head of BREDS since 2022. Mr. Johnson is responsible for overseeing Blackstone’s commercial and residential real estate debt investment strategies and is also a member of the firm’s Real Estate Investment Committee. Before joining Blackstone in 2011, Mr. Johnson was a co-founder of BroadPeak Funding, a boutique commercial real estate finance company based in Los Angeles. Prior to founding BroadPeak, Mr. Johnson was a Vice President in the Lehman Brothers Global Commercial Real Estate Group where he worked from 2002-2008.

Qualifications:

Mr. Johnson received a BA in Mathematics from the College of the Holy Cross where he graduated cum laude. We believe Mr. Johnson’s extensive experience with, and strong record of success investing in, real estate-related assets provide our board of directors with valuable insights into developments in our industry.

Nnenna Lynch Independent Director

Age: 51 Director Since: 2021 Committees: ∎ Audit ∎ Corporate Governance ∎ Investment Risk Management

Biographical Information:

Nnenna Lynch has been a director since July 2021 and is the chief executive officer of Xylem Projects LLC (“Xylem”), a mission-driven real estate firm which she founded in July 2018. Prior to founding Xylem, Ms. Lynch served as managing principal and head of development for The Georgetown Company, which she joined in March 2014. She was previously a senior advisor on economic development for the Bloomberg mayoral administration in New York City from 2008 to February 2014. Ms. Lynch has served as a member of the board of directors of AvalonBay Communities, Inc. (NYSE: AVB) since May 2021.

Qualifications:

Ms. Lynch is a graduate of Villanova University, where she won five NCAA track titles, and Oxford University, where she attended as a Rhodes Scholar. The Company believes Ms. Lynch’s extensive professional experience in the real estate industry provides the Board of Directors with valuable perspectives into the Company’s business.

Henry N. Nassau Independent Director

Age: 68 Director Since: 2003 Committees: ∎ Compensation (Chair) ∎ Corporate Governance (Chair)

Biographical Information:

Henry N. Nassau has been a director since 2003. Mr. Nassau has been the chief executive officer of Dechert LLP since July 2016 and a partner since September 2003 and was previously deputy chair of practice group management and the chair of the corporate and securities group for over ten years. Mr. Nassau was the chief operating officer of Internet Capital Group, Inc. (NASDAQ: ICGE), an Internet holding company, from December 2002 until June 2003, having previously served as managing director, general counsel and secretary since May 1999. Mr. Nassau was previously a partner at Dechert LLP from September 1987 to May 1999 and was chair of the firm’s business department from January 1998 to May 1999. At Dechert LLP, Mr. Nassau engages in the practice of corporate law, concentrating on mergers and acquisitions, public offerings, private equity and venture capital financing. Mr. Nassau also serves on the advisory board of RAF Industries, TL Ventures and Graham Partners.

Qualifications:

Mr. Nassau has significant professional experience as an officer of a public company and as an attorney and partner in a major law firm, which we believe allows him to make unique contributions in the area of corporate governance.

Gilda Perez-Alvarado Independent Director

Age: 42 Director Since: 2023 Committees: ∎ None

Biographical Information:

Gilda Perez-Alvarado has been a director since February 2023. Ms. Perez-Alvarado is the Global Chief Executive Officer of JLL Hotels & Hospitality (a division of JLL), where she is responsible for investment sales, debt and equity placement, strategic advisory and asset management across three global regions: Americas, EMEA and Asia Pacific. Additionally, Ms. Perez-Alvarado leads the group’s Global Hotel Desk, a specialized team of cross-border investment sales professionals based in the Middle East, Asia Pacific, the Americas and Europe. From September 2018 until January 2021, Ms. Perez-Alvarado served as CEO, Hotels & Hospitality, Americas and prior to that was a Managing Director at JLL. She also has served on the Board of Directors of Sonder (NASDAQ: SOND) since September 2021 and is a member of its nominating, corporate governance, and social responsibility committee. Ms. Perez-Alvarado is also a member of the Board of Trustees of Cornell University since June 2022, and is an active member of IREFAC (Industry Real Estate Financing Advisory Council), a member of Cornell School of Hotel Administration Dean’s Advisory Board, a member of WX New York Women Executives in Real Estate, and a member of the World Travel and Tourism Council.

Qualifications:

Ms. Perez-Alvarado is a graduate of the Cornell School of Hotel Administration, where she graduated with Honors and served as Degree Marshall for her graduating class, and received her Masters in Business Administration degree from Instituto de Empresa (IE Business School) in Madrid, Spain. The Company believes Ms. Perez-Alvarado’s extensive global capital markets professional experience, including in the hotel and hospitality industry, provides the Board of Directors with valuable perspectives into the Company’s business.

Jonathan L. Pollack Director, Senior Managing Director of Blackstone and Global Head of Blackstone Structured Finance

Age: 46 Director Since: 2016 Committees: ∎ None

Biographical Information:

Jonathan L. Pollack has been a director since January 2016. Mr. Pollack is also a senior managing director of Blackstone and Global Head of Blackstone Structured Finance. He is also a member of the firm’s Real Estate Investment Committee. Mr. Pollack is also chief executive officer and president of the Blackstone Real Estate Income Fund complex. Prior to joining Blackstone in 2015, Mr. Pollack was a managing director and Global Head of Commercial Real Estate, as well as Head of Risk for Structured Finance at Deutsche Bank. Mr. Pollack joined Deutsche Bank in 1999 from Nomura Group. He currently serves on the Board of Trustees of the East Harlem Tutorial Program.

Qualifications:

Mr. Pollack received a B.A. in Economics from Northwestern University. We believe Mr. Pollack’s extensive experience with, and strong record of success in investing in, real estate-related assets provide our board of directors with valuable insights into developments in our industry.

Lynne B. Sagalyn Independent Director

Age: 75 Director Since: 1997 Committees: ∎ Audit (Chair) ∎ Compensation ∎ Corporate Governance

Biographical Information:

Lynne B. Sagalyn has been a director since 1997. Dr. Sagalyn is the Earle W. Kazis and Benjamin Schore Professor Emerita of Real Estate at Columbia Business School where she taught for more than twenty years and was the founding director of the Paul Milstein Center for Real Estate and the MBA Real Estate Program. Previously, Dr. Sagalyn held appointments at the University of Pennsylvania in both the School of Design (City Planning Department) and the Wharton School (Real Estate Department) and at the Massachusetts Institute of Technology (Department of Urban Studies and Planning). Dr. Sagalyn serves as a member of the board of directors of Regional Plan Association of New York, as a member of the board of directors of The Skyscraper Museum, and on the board of and as chair of the audit committee of the New York City Trust for Cultural Resources. From 2010 to 2018, Dr. Sagalyn was vice chairman of UDR, Inc. (NYSE: UDR), a self-administered REIT in the apartment communities sector, where she served as a director for 23 years until May 2019. She has also served on the New York City Board of Education Chancellor’s Commission on the Capital Plan.

Qualifications:

Through her prominent positions in graduate real estate programs of leading universities, we believe Dr. Sagalyn brings expertise in real estate and finance to our board and the audit committee, of which she is the chair.

The attributes, skills and qualifications of the nominees are described further in the following tables:

Board Diversity

Total # of Directors and Director Nominees	10

	Female	Male

Part I: Gender Identity

Directors and Director Nominees	4	6

Part II: Demographic Background

African American or Black	1	—

Alaskan Native or Native American	—	—

Asian	—	—

Hispanic or Latinx	1	—

Native Hawaiian or Pacific Islander	—	—

White	2	6

Two or More Races or Ethnicities	—	—

LGBTQ+	—

Board Skills and Experience

	Real Estate	Operations	Risk Management	Strategic	Investment	Financial/ Banking	Corporate Governance/ Regulatory	Diversity, Equity and Inclusion	Active Executive/ Robust Business Experience

Michael B. Nash	●	●	●	●	●	●		●	●

Katharine A. Keenan	●	●	●	●	●	●	●	●	●

Leonard W. Cotton	●	●	●	●	●	●			●

Thomas E. Dobrowski	●	●	●	●	●	●	●		●

Timothy Johnson	●	●	●	●	●	●		●	●

Nnenna Lynch	●	●	●	●	●				●

Henry N. Nassau	●	●	●	●	●	●	●	●	●

Gilda Perez-Alvarado	●	●	●	●	●	●	●	●	●

Jonathan L. Pollack	●	●	●	●	●	●	●	●	●

Lynne B. Sagalyn	●			●	●		●	●
	10 of 10	9 of 10	9 of 10	10 of 10	10 of 10	8 of 10	6 of 10	7 of 10	9 of 10

VOTING RECOMMENDATION

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE

ELECTION OF EACH OF THE DIRECTOR NOMINEES NAMED ABOVE.

The Board of Directors; Committees

Our business is managed by our Manager, subject to the oversight and direction of our board of directors. Our board of directors has nine members and is currently comprised of Messrs. Nash, Cotton, Dobrowski, Nassau and Pollack, Mses. Keenan, Lynch and Perez-Alvarado and Dr. Sagalyn.

Director Independence

Under our corporate governance guidelines and NYSE rules, the board of directors must be comprised of at least a majority of directors who qualify as “independent” directors. A director is not independent unless the board of directors affirmatively determines that he or she does not have a “material relationship” with us and the director must meet the bright-line test for independence set forth by the NYSE rules. Our corporate governance guidelines also require all members of the audit committee, the compensation committee and the corporate governance committee to be “independent” directors. Based upon its review, the board of directors has affirmatively determined that each of Messrs. Cotton, Dobrowski and Nassau, Mses. Lynch and Perez-Alvarado and Dr. Sagalyn is independent under all applicable criteria for independence set forth in the listing standards of the NYSE, including with respect to committee service. Additionally, the board of directors previously determined that Mr. Edelman, who resigned from the board on February 1, 2023, was also “independent”.

In making its determination that Mr. Nassau is an independent director, the board of directors considered that he is a partner and CEO at Dechert LLP, a law firm that from time to time has provided us with legal representation with respect to various matters and has served as counsel for certain lenders in our master repurchase facilities. Payments made by the Company to Dechert LLP were immaterial to Dechert LLP’s annual consolidated gross revenues during its last completed fiscal year. Mr. Nassau was not involved in any of the legal representations that his firm participated in described above, and any compensation that he received as a result of his firm’s representation of the Company or the underwriters, placement agents or lenders in connection with our public offerings and repurchase facilities was indirect and de minimis.

In making its determination that Ms. Perez-Alvarado is an independent director, the board of directors considered that she is the Global Chief Executive Officer of JLL Hotels & Hospitality (a division of JLL). From time to time JLL has provided us and certain of our borrowers with services in the ordinary course of business, including assisting borrowers in seeking financing from us or other lenders, for which JLL receives customary payments. Payments made by the Company to JLL Hotels & Hospitality and to JLL were immaterial to each of JLL Hotels & Hospitality’s and JLL’s annual consolidated gross revenues during its last completed fiscal year. Any compensation that Ms. Perez-Alvarado received as a result of her Company’s services to the Company or our borrowers was indirect and de minimis.

Board of Directors Composition

The board of directors seeks to ensure that it is composed of members whose particular experience, qualifications, attributes and skills, when taken together, will allow it to satisfy its oversight responsibilities effectively. In that regard, the corporate governance committee is responsible for recommending candidates for all directorships to be filled by the board of directors or by the stockholders at an annual or special meeting. In identifying candidates, the corporate governance committee will review all nominees for director in accordance with the requirements and qualifications contained in the corporate governance guidelines and, subject to the requirements in the Purchase Agreement (as defined under “Transactions with Related Persons, Promoters and Certain Control Persons—Agreements with Blackstone”), recommend that the board of directors select those nominees from diverse professional and personal backgrounds who combine a broad spectrum of experience and expertise with a reputation for integrity and whose attributes the corporate governance committee believes would be most beneficial to us. In identifying candidates for membership on the board of directors, the corporate governance committee takes into account (i) minimum individual qualifications, such as personal integrity and moral character, willingness to apply sound business judgment, industry knowledge or experience and an ability to work collegially with the other members of the board of directors and (ii) all other factors it considers appropriate. While our corporate governance guidelines do not include an express diversity policy, we note that Dr. Sagalyn, who has been one of our longest standing directors, Ms. Lynch, and Ms. Perez-Alvarado were recruited in part with a gender diversity goal in mind. Additionally, the corporate governance committee, when conducting a search to fill a vacancy of the board of directors, will ensure that any candidate pool include candidates who are diverse in terms of ethnicity and/or gender pursuant to the requirements of our corporate governance guidelines. Currently, four members of our board of directors identify as female and two identify as a racial minority. The corporate governance committee has previously utilized the services of professional search firms and has also sought referrals from other members of the board of directors, management, stockholders and other sources.

Our board of directors currently has four standing committees: an audit committee, a compensation committee, a corporate governance committee and an investment risk management committee, the members of which are all independent directors. The current written charters for each of the audit committee, compensation committee and corporate governance committee are available on our website, www.blackstonemortgagetrust.com, under the “Investor Relations” tab by selecting “Corporate Governance.”

Audit Committee

The audit committee is currently comprised of Messrs. Cotton and Dobrowski, Ms. Lynch and Dr. Sagalyn, with Dr. Sagalyn serving as the committee’s chairperson. All audit committee members meet the independence criteria and have the qualifications set forth in the listing standards of the NYSE and Rule 10A-3 under the Securities Exchange Act of 1934, as amended, or the Exchange Act. Each of Messrs. Cotton and Dobrowski is qualified as an audit committee financial expert within the meaning of Item 407(d)(5) of Regulation S-K under the Exchange Act, and our board of directors has determined that they each have the accounting and related financial management expertise within the meaning of the listing standards of the NYSE. The SEC has determined that the audit committee financial expert designation does not impose on a person with that designation any duties, obligations or liability that are greater than the duties, obligations or liability imposed on such person as a member of the audit committee of the board of directors in the absence of such designation.

The audit committee’s primary duties are described in the audit committee charter and include:

∎	appointing, retaining, determining the compensation of, overseeing, evaluating and, where appropriate, replacing our independent registered public accounting firm;

∎	overseeing the quality and integrity of the Company’s financial statements and internal controls;

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assisting with the Company’s compliance with legal and regulatory requirements and overall risk management profile, including with respect to sustainability and climate change risks as they relate to financial risk exposures as well as assisting the board’s oversight of the Company’s IT security program;

∎	reviewing the Company’s transactions with related parties, including those with the Manager and/or affiliates of the Manager; and

∎	preparing the report of the audit committee required by the rules of the SEC to be included in the Company’s annual stockholders’ meeting proxy statement.

The audit committee has adopted procedures for the processing of complaints relating to accounting, internal control and auditing matters in accordance with Rule 10A-3 under the Exchange Act. The audit committee oversees the review and handling of any complaints submitted pursuant to the foregoing procedures and of any whistleblower complaints subject to Section 21F of the Exchange Act in accordance with the Company’s whistleblower policy, which sets forth procedures for the making of anonymous reports regarding accounting and other legal and regulatory matters and provides for the protection of anyone making such a report. A summary of the policy is available on our website, www.blackstonemortgagetrust.com, under the “Investor Relations” tab by selecting “Corporate Governance” (the “Policy on Reporting of Concerns Regarding Accounting and Other Matters”).

Compensation Committee

The compensation committee is currently comprised of Messrs. Cotton and Nassau and Dr. Sagalyn, with Mr. Nassau serving as the committee’s chairperson. All compensation committee members meet the independence criteria set forth in the listing standards of the NYSE.

We are externally managed by our Manager pursuant to the second amended and restated management agreement with our Manager, or the Management Agreement, and as of the date hereof we have no employees. Since December 19, 2012, our executive officers have not received any cash compensation from us or any of our subsidiaries for serving as executive officers. To the extent that we are responsible for paying the compensation and/or any other employee benefits of our executive officers and senior management, the compensation committee also oversees such compensation, including plans and programs relating to cash compensation, incentive compensation, equity-based awards and other benefits and perquisites, and administers any such plans or programs as required by the terms thereof.

In particular, the compensation committee’s primary duties are described in the compensation committee charter and include:

∎

to the extent that we are responsible for paying the compensation and/or any other employee benefits of our Chief Executive Officer, reviewing and approving corporate goals and objectives relevant to the compensation of our Chief Executive Officer, evaluating the performance of our Chief Executive Officer in light of those goals and objectives, and either as a committee or together with the other independent directors (as directed by our board of directors) to determine and approve our Chief Executive Officer’s compensation level based on this evaluation;

∎

determining the long-term incentive component, if any, of our Chief Executive Officer’s compensation that we are responsible for paying by considering, among other factors selected by the compensation committee, our performance and relative stockholder return, our Chief Executive Officer’s individual performance, including progress on strategic objectives, the value of similar incentive awards to chief executive officers at comparable companies, and the awards given to our Chief Executive Officer in past years;

∎

to the extent that we are responsible for paying incentive compensation and equity-based compensation to our employees or the employees of any external manager, considering the recommendations of our Chief Executive Officer with respect to non-chief executive officer management and key employee compensation and determining and approving such compensation;

∎

to the extent that we are responsible for paying incentive compensation and equity-based compensation to our employees or the employees of any external manager, reviewing and making recommendations to our board of directors with respect to incentive compensation plans and equity-based compensation plans or material changes to any such existing plans and discharging and administering any such plans as required by the terms thereof;

∎	overseeing the preparation of the compensation discussion and analysis and related disclosures for inclusion in our annual report or proxy statement in accordance with the rules of the SEC;

∎	preparing and approving any compensation committee report required to be included in our annual report or proxy statement in accordance with applicable SEC regulations;

∎

to the extent that we are responsible for sponsoring or managing executive compensation programs, periodically reviewing, as and when determined appropriate, executive compensation programs and total compensation levels;

∎

reviewing and making recommendations to our board of directors concerning compensation arrangements for members of our board of directors who are not employees of the Company, the Manager or any of its affiliates;

∎

in consultation with management, overseeing regulatory compliance with respect to compensation matters, including overseeing our policies on structuring compensation programs to preserve tax deductibility, and, as and when required or desired, establishing performance goals and confirming that performance goals have been attained;

∎	reviewing and approving any severance or similar termination payments proposed to be made by the Company to any of our current or former executive officers; and

∎	performing any other duties or responsibilities expressly delegated to the compensation committee by our board of directors from time to time relating to our compensation programs.

The compensation committee shall have the resources and authority appropriate to discharge its duties and responsibilities, including the sole authority to retain, on terms it deems appropriate, legal counsel and other experts or consultants as it deems appropriate, without obtaining the approval of our board of directors or management. The compensation committee shall have the sole authority to select and retain a compensation consultant to assist in the evaluation of chief executive officer compensation.

The compensation committee may, in its discretion, delegate all or a portion of its duties and responsibilities to a subcommittee of the committee. In particular, the committee may delegate the approval of certain transactions to a subcommittee consisting solely of members of the compensation committee who are “Non-Employee Directors” for the purposes of Rule 16b-3 under the Exchange Act, or qualified subcommittee. The compensation committee has established a qualified subcommittee for the purpose of approving equity grants.

Compensation Committee Interlocks and Insider Participation

The compensation committee is currently comprised of Messrs. Cotton and Nassau and Dr. Sagalyn, and Mr. Edelman served until his resignation on February 1, 2023, none of whom were officers or employees of the Company during the fiscal year ended December 31, 2022, and none of whom had any relationship requiring disclosure by the Company under Item 404 of Regulation S-K under the Exchange Act. None of our executive officers has served on the board of directors or compensation committee of any other entity that has or has had one or more executive officers who served as a member of our board of directors or our compensation committee during the fiscal year ended December 31, 2022.

Corporate Governance Committee

The corporate governance committee is currently comprised of Messrs. Dobrowski and Nassau, Ms. Lynch and Dr. Sagalyn, with Mr. Nassau serving as the committee’s chairperson. All corporate governance committee members meet the independence criteria set forth in the listing standards of the NYSE.

Among other things, the corporate governance committee identifies qualified individuals to become members of the board of directors, recommends to the board of directors individuals to be designated as nominees for election as directors at the annual meetings of stockholders, develops and recommends to the board of directors our corporate governance guidelines and oversees the annual evaluation of the performance of our Manager. More specifically, the corporate governance committee is responsible for reviewing, on an annual basis, the requisite skills and characteristics of individual members of the board of directors, as well as the composition of the board as a whole, in the context of our needs. The corporate governance committee will review all nominees for director, including those recommended by stockholders, in accordance with requirements and qualifications set forth in our corporate governance guidelines and will, subject to the requirements of the Purchase Agreement, recommend that the board of directors select those nominees from diverse professional and personal backgrounds who combine a broad spectrum of experience and expertise with a reputation for integrity and whose attributes it believes would be most beneficial to us. This review involves an assessment of the personal qualities and characteristics, accomplishments and business reputation of director candidates. The corporate governance committee will assess candidates’ qualifications based on the following minimum criteria, which may be modified from time to time by the corporate governance committee:

∎	demonstrated personal integrity and moral character;

∎	willingness to apply sound and independent business judgment for the long-term interests of stockholders;

∎	relevant business or professional experience, technical expertise or specialized skills;

∎	personality traits and background that appear to fit with those of the other directors to produce a collegial and cooperative board responsive to the Company’s needs;

∎	ability to commit sufficient time to effectively carry out the substantial duties of a director; and

∎	when conducting a search to fill a vacancy of the Board, any candidate pool will include candidates who are diverse in terms of ethnicity and/or gender.

The corporate governance committee also oversees the Company’s corporate responsibility strategy, including policies and practices relating to ESG, ESG reporting and disclosures and related processes and controls, including internal and external communications, and other public policy or social issues significant to the Company in accordance with the corporate governance committee charter, which is available on our website, www.blackstonemortgagetrust.com under the “Investor Relations” tab by selecting “Corporate Governance.”

Investment Risk Management Committee

The investment risk management committee is comprised of independent directors and currently consists of Messrs. Cotton and Dobrowski and Ms. Lynch, with Mr. Cotton serving as the committee’s chairperson. The investment risk management committee is currently responsible for the supervision of our Manager’s compliance with our investment guidelines and conducting periodic reviews of our loan and investment portfolio. In addition, the investment risk management committee reviews and approves any proposed investment for which our investment guidelines (as in effect at such time) contemplate such review and approval.

Meetings

Directors are expected to attend board meetings and meetings of the committees on which they serve, to spend the time needed and to meet as frequently as necessary, in order to properly discharge their responsibilities. Our board of directors conducts its business through meetings of the board of directors, actions taken by written consent in lieu of meetings and by actions of its committees. During the fiscal year ended December 31, 2022, the board of directors held eight meetings. During the fiscal year 2022, (i) the audit committee held four meetings, (ii) the compensation committee held three meetings, (iii) the corporate governance committee held three meetings and (iv) the investment risk management committee held three meetings. Each incumbent director attended at least 75% of the combined number of meetings of the board of directors and meetings of committees on which he or she served during the period in 2022 in which he or she served as a director or member of such committee, as applicable.

We do not have a formal policy regarding attendance by directors at our annual meeting of stockholders but invite and encourage all directors to attend. We make every effort to schedule our annual meeting of stockholders at a time and date to permit attendance by directors, taking into account the directors’ schedules and the timing requirements of applicable law. Eight of our directors attended our last annual stockholders meeting, which was held on June 16, 2022. The meeting was routine in nature.

Executive Sessions

In accordance with applicable NYSE listing requirements, our non-management directors periodically hold executive sessions at which management is not present. Our corporate governance guidelines provide that the chairperson of the corporate governance committee, or if he or she is not present, any non-management independent director shall serve as such presiding director.

Board Leadership Structure and Role in Risk Oversight

Our board of directors benefits from the service of three members of the board who also serve in leadership and risk oversight roles at Blackstone: Katharine A. Keenan a senior managing director of BREDS, serves as our Chief Executive Officer and President and as a member of the board of directors; Michael B. Nash, the co-founder and chairman of BREDS and a senior managing director of Blackstone, serves as Executive Chairman of the board of directors; and Jonathan L. Pollack, a senior managing director of Blackstone and the global head of BREDS, is also a member of the board of directors. In his capacity as Executive Chairman of the board of directors, Mr. Nash leads the investment strategy of the Company with Ms. Keenan, who is responsible for managing the day-to-day operations of the Company as our Chief Executive Officer. We believe separating the

Executive Chairman of the board of directors and the Chief Executive Officer positions is appropriate as it helps the board of directors meet its responsibilities of overseeing management and setting our strategic direction as well as fostering long-term value of the Company.

As with every business, we confront and must manage various risks including financial and economic risks related to the performance of our portfolio and how our investments have been financed. Pursuant to our charter and bylaws and the Maryland General Corporation Law, our business and affairs are managed under the direction of our board of directors. Our Manager is responsible for the day-to-day management of risks we face, while our board of directors, as a whole and through its committees, has responsibility for establishing broad corporate policies for our overall performance and for the direction and oversight of our risk management over the short, intermediate and long-term. Members of our board of directors keep informed of our business by participating in meetings of our board of directors and its committees, by reviewing analyses, reports and other materials provided to them by and through discussions with our Manager and our executive officers. In particular, we believe that our board of directors benefits from the valuable insights to developments in our industry provided by Ms. Keenan and Messrs. Nash and Pollack as a result of their active involvement in real estate-related investments at Blackstone.

In connection with their oversight of risks to our business, our board of directors and the audit committee consider feedback from our Manager concerning the risks related to our business, operations and strategies and our manager also reports on input received from outside advisers engaged to assess risks applicable to the Company. The audit committee also assists the board in fulfilling its oversight responsibilities with respect to risk management in the areas of financial reporting, internal controls and compliance with legal and regulatory requirements, including with respect to sustainability and climate change risks as they relate to financial risk exposures, and, in accordance with NYSE requirements, discusses policies with respect to risk assessment and risk management. The compensation committee and the corporate governance committee assist the board in fulfilling its oversight responsibilities with respect to the management of risks arising from our compensation policies and programs and risks associated with board organization, membership and structure, succession planning and corporate governance. Our board of directors reviewed with the compensation committee its compensation policies and practices applicable to our Manager that could affect our assessment of risk and risk management. Following such review, our board of directors determined that our compensation policies and practices, pursuant to which we pay no cash compensation to our Manager’s officers and employees since they are compensated by our Manager or its affiliates, do not create risks that are reasonably likely to have a material adverse effect on us. Our board of directors also considered that while we from time to time grant our officers, our Manager and affiliates of our Manager’s employees equity awards, such grants align their interests with our interests and do not create risks that are reasonably likely to have a material adverse effect on us. The investment risk management committee exercises the authority of the board of directors to supervise our Manager’s compliance with the investment guidelines approved by the board of directors and to approve any proposed investments in excess of the limits set forth in the investment guidelines described above.

With respect to cybersecurity risk oversight, our board of directors and/or our audit committee receive periodic reports and/or updates from management on the primary cybersecurity risks facing the Company and the Manager and the measures the Company and the Manager are taking to mitigate such risks. In addition to such periodic reports, our board of directors and/or our audit committee receive updates from management as to changes to the Company’s and the Manager’s cybersecurity risk profile, risks related to sustainability and climate change or certain newly identified risks.

Corporate Governance

Code of Business Conduct and Ethics

We have adopted a code of business conduct and ethics that applies to all of our directors and employees (if any), and to all of the officers and employees of the Manager and its affiliates who provide services to us, including our principal executive officer and principal financial officer. Our code of business conduct and ethics, as it relates to employees of Blackstone, operates in conjunction with, and in addition to, the policies of our Manager and those of Blackstone. Our code of business conduct and ethics is designed to comply with SEC regulations and NYSE listing standards relating to codes of conduct and ethics. Our code of business conduct and ethics is available on our website, www.blackstonemortgagetrust.com, under the “Investor Relations” tab by selecting “Corporate Governance.”

Any waiver of the code of business conduct and ethics may be made only by our board or the audit committee and will be promptly disclosed as required by law or stock exchange regulations. Any modifications to the code of business conduct and ethics will be reflected on our website.

Corporate Governance Guidelines

We have also adopted corporate governance guidelines to advance the functioning of our board of directors and its committees and to set forth our board of directors’ expectations as to how it and they should perform its and their respective functions. Our corporate governance guidelines are available on our website, www.blackstonemortgagetrust.com, under the “Investor Relations” tab by selecting “Corporate Governance.”

Stockholder Nominations and Communications Policy

Our board of directors has adopted policies with respect to the consideration of candidates recommended by stockholders for election as directors and stockholder and interested party communications with the board of directors.

Stockholders may recommend director nominees for consideration by the corporate governance committee by submitting the names and the following supporting information to our secretary at: Secretary, Stockholder Nominations, Blackstone Mortgage Trust, Inc., 345 Park Avenue, 24th Floor, New York, New York 10154. The submissions should include a current resume and curriculum vitae of the candidate and a statement describing the candidate’s qualifications and contact information for personal and professional references. The submission should also include the name and address of the stockholder who is submitting the nominee, the number of shares that are owned of record or beneficially by the submitting stockholder and a description of all arrangements or understandings between the submitting stockholder and the candidate. Director nominees may be nominated by our stockholders in accordance with our bylaws and in accordance with the advance notice requirements contained in our bylaws. See “Stockholder Proposals For the 2024 Annual Meeting” for more information regarding the advance notice requirements contained in our bylaws and the universal proxy rules.

Stockholders and other interested parties may communicate directly with our board of directors or the non-management directors. All communications should be in writing and should be directed to our secretary at: Secretary, Stockholder Communications, Blackstone Mortgage Trust, Inc., 345 Park Avenue, 24th Floor, New York, New York 10154. The sender should indicate in the address whether it is intended for the entire board of directors, the non-management directors as a group or an individual director. Each communication intended for the board of directors or non-management directors received by the secretary will be forwarded to the intended recipients in accordance with the existing instructions.

Stockholder Engagement

We make a conscious effort to engage with our stockholders both during and outside the proxy season in order to have a better understanding of their perspectives on our Company, including by regularly attending investor conferences and holding one-on-one meetings and calls with stockholders and potential investors. Additionally, our management team regularly meets with our stockholders and potential stockholders to discuss, among other topics, our business, financial and operating performance and strategies, our corporate governance practices and executive compensation. We also regularly solicit feedback from our stockholders on governance-related matters, who have to date not expressed any material concerns.

Environmental, Social and Governance

BXMT is a real estate finance company that originates senior loans collateralized by commercial real estate in North America, Europe, and Australia. As an externally managed company, BXMT’s day-to-day operations are managed by our Manager and our executive officers under the oversight of our board of directors. Our executive officers are senior Blackstone Real Estate professionals and our Manager is a subsidiary of Blackstone and part of Blackstone Real Estate.

As such, many of the environmental, social and governance (“ESG”) initiatives undertaken by Blackstone may be relevant to our business and certain of the business decisions made on our behalf by employees of our Manager to deliver strong returns for our investors. ESG principles have long informed the way Blackstone is run, approaches investing and partners with the assets in its portfolio. Blackstone also has a dedicated Global Head of ESG for Real Estate and Global Real Estate ESG team that work closely with Blackstone Real Estate asset management teams across the globe to build on existing ESG efforts and scale them in the firm’s global real estate portfolio. The Global Head of ESG for Real Estate and Global Real Estate ESG team also work with certain of the Real Estate team’s portfolio companies to drive long-term value through sustainability practices, energy efficiency and decarbonization at scale. Below are highlights of Blackstone’s ESG initiatives that may be relevant to us and our business.

ESG Considerations in the BXMT Investment Process

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Blackstone Real Estate incorporates ESG considerations, to the extent applicable and subject to its fiduciary duty and any contractual requirements, into its investment process for investments made by its debt vehicles within BREDS, including BXMT. While we are a lender and therefore do not control the underlying properties in which we invest, we share best practices gathered across Blackstone’s expansive Real Estate portfolio with our borrowers in an effort to enhance their ESG capabilities as well as collaborate with them to support improvements to the ESG-performance of BXMT investments.

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We make capital allocation decisions with certain ESG priorities of our potential collateral and borrowers in mind and incorporate specific diligence practices to identify material ESG risks and opportunities related to a given investment, which may include:

∎	labor and employment diligence on potential investment sponsors, as applicable, including ESG and Diversity, Equity & Inclusion policies.

∎	an environmental diligence report commissioned from a third-party expert firm for potential investments, as applicable.

∎	evaluation of affordability considerations as part of new loan underwriting.

∎	consideration of sustainability and environmental impact of a real property as part of the underwriting and loan pricing process.

∎	incorporation of environmental considerations to help ensure ongoing sponsor compliance with all applicable laws.

∎	governance diligence of potential investment sponsors, including anticorruption and anti-money laundering evaluations, and ongoing reviews of property owners and tenants.

Social

Human Capital Management Policies

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Blackstone is committed to providing equal employment opportunities to all employees and applicants for employment without regard to any class or status protected by federal, state or local laws. This policy also applies to all terms and conditions of employment.

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Blackstone has a comprehensive anti-harassment policy and administers a “Respect at Work” training program for new hires globally each year, which equips employees to foster diversity, prevent and respond to sexual harassment, create a respectful workplace environment, and prevent discrimination and retaliation, among other topics.

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All employees may request reasonable accommodations at the office if required due to a disability, religious requirement, pregnancy, childbirth, or a related medical or common condition related to pregnancy or childbirth, or domestic violence, a sex offense or stalking.

∎	Blackstone also has an established non-retaliation policy, which is intended to create an environment where employees can act without fear of reprisal or retaliation.

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BXMT has adopted a whistleblower policy, which sets forth procedures for the making of anonymous reports regarding accounting and other legal and regulatory matters and provides for the protection of anyone making such a report. A summary of the policy is available on our website, www.blackstonemortgagetrust.com, under the “Investor Relations” tab by selecting “Corporate Governance” (the “Policy on Reporting of Concerns Regarding Accounting and Other Matters”).

Diversity, Equity and Inclusion

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Blackstone is committed to attracting, developing and advancing a diverse workforce that represents a spectrum of backgrounds, identities and experiences. Blackstone’s efforts include internal networks to engage traditionally under-represented populations, targeted recruiting efforts to attract qualified, diverse talent, and partnerships with external Diversity, Equity & Inclusion (“DEI”) focused organizations. In 2021, Blackstone announced the appointment of a Global Head of DEI, who is partnering with Blackstone’s human resources, Blackstone’s employee affinity networks and Blackstone’s business groups to help drive DEI efforts across the firm.

∎	36% of directors on Blackstone’s board are diverse.

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Blackstone’s employee affinity networks (the Women’s Initiative, the Diverse Professionals Network, OUT Blackstone and the Veterans Network) are dedicated to recruiting, retaining and raising awareness of diverse groups through speaker series, networking events, service opportunities and mentoring relationships.

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Blackstone’s Future Women Leaders Program was created to foster a pipeline of talent that can become its next generation of senior leadership. The program, which is hosted annually in New York and London, provides female university students with early exposure to finance through seminars, technical training, networking events and mentorship.

∎	44% of directors on BXMT’s board are diverse.

∎	50% of BXMT’s executive officers are female.

∎	38% of BXMT’s executive officers and senior officers are diverse.

∎	41% of Blackstone’s 2022 global analyst class is female.

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Blackstone is a founding signatory of the Institutional Limited Partners Association’s Diversity in Action initiative, which brings together limited partners and general partners who share a commitment to advancing diversity, equity and inclusion in the private equity industry.

∎	Building on the success of the Future Women Leaders Program, Blackstone has also launched three other similar programs:

∎	The Diverse Leaders Program focuses on building Blackstone’s pipeline of diverse talent.

∎	The Future Women Innovators Program is aimed at exposing and attracting women to the technology industry.

∎	The Diverse Innovators Program is aimed at attracting groups that have historically been underrepresented in the technology sector.

∎	56% of Blackstone’s 2022 U.S. analyst class is racially diverse.

∎	Blackstone recruits at 44 colleges and universities, including HBCUs (Historically Black Colleges and Universities) such as Howard University, Morehouse College and Spelman College.

∎

Blackstone seeks to drive value by supporting DEI initiatives across its portfolio. Blackstone actively assists certain of its portfolio companies in identifying diverse candidates for C-suite and board roles and in curating a robust set of search firms to help source diverse candidates.

∎

Blackstone’s Career Pathways program is designed to foster economic mobility and support portfolio companies’ ongoing workforce diversity efforts to adopt inclusive workplace practices and expanding applicant pools. Through Career Pathways, Blackstone aims to create conditions within companies that support diverse hiring, retention and advancement and enable untapped talent to thrive.

∎

In July 2021, Blackstone achieved its goal of 100,000 veterans, veteran spouses and caregivers hired across its portfolio through the Blackstone Veterans Hiring Initiative, hitting its goal of reaching 100,000 by 2022 one year earlier than expected.

∎

In September 2022, Blackstone announced its commitment to 2,000 refugee hires across its global portfolio companies and at its real estate properties, including 1,500 refugees in the United States alone, by the end of 2025. As part of the announcement, Blackstone is joining Tent, a non-profit network of major companies committed to supporting refugees worldwide. As of December 2022, Blackstone’s portfolio companies and real estate properties have hired nearly 650 refugees from around the world, including Afghanistan, Ukraine, El Salvador and Guatemala. Additionally, Blackstone has joined the Welcome.US CEO Council, an effort to accelerate and scale private sector support for refugees from Afghanistan and Ukraine.

Employee Training and Development

∎

Blackstone offers a wide range of learning and professional development opportunities, both formally and informally, to help employees advance their careers and maximize the value they can add to the global firm. Employees are offered learning opportunities in a number of areas, including leadership and management development and communication skills, among others. Blackstone offers a global development curriculum that codifies key capabilities required to succeed at Blackstone, and also partners with external organizations, such as Training the Street, Templar Partners and Paradigm, to deliver training programs for its employees.

∎	Blackstone conducts an annual 360-degree evaluation process which allows employees to evaluate themselves and people they frequently work with on an upward, downward and colleague basis.

Employee Engagement

∎	Blackstone continually monitors culture and employee engagement through regular internal and external surveys.

∎

Blackstone is a top-ranked employer within its industry and the global business community, having earned awards and recognitions such as a 100% rating on the Human Rights Campaign’s Corporate Equality Index in 2021, a certified “Great Place to Work” for five consecutive years, included on “Best Workplaces in New York,” “Best Workplaces in Financial Services & Insurance” and “Best Workplaces for Millennials” lists in 2021, and included on the “UK’s 100 Best Companies to Work For” list with an additional honor of being named one of “London’s 75 Best Companies to Work For” in 2021.

Employee Benefits

∎

Blackstone offers comprehensive and competitive benefits to its full-time employees, including primary and secondary caregiver leave, adoption leave, phased back to work, fertility coverage, back up childcare and more. Blackstone continually evaluates and enhances its offerings to meet the needs of its employees. For example, Blackstone offers additional family planning benefits for US employees such as enhancing infertility benefits to include cryopreservation and primary caregiver leave up to 21 weeks.

∎

Blackstone’s Equity Healthcare leverages the size of its combined portfolio in order to access higher quality health coverage for portfolio company employees at a lower cost than they would each be able to obtain outside of the program. More than 200,000 individuals are covered under the program, and it has resulted in approximately $1 billion in savings since the program was founded in 2008.

Performance Alignment

∎

Although our Chief Executive Officer, President, Chief Financial Officer and other executive officers are senior Blackstone Real Estate professionals and are compensated by Blackstone, we make annual equity awards to our executive officers as well as an annual grant of equity that is allocated by our Chief Executive Officer to employees of our Manager who perform services to us, creating alignment with our stockholders.

Community

∎

The Blackstone Charitable Foundation (“BXCF”) was established in 2007, and is committed to supporting Blackstone’s goal of helping foster economic opportunity and career mobility for historically underrepresented groups.

∎	BX Connects is the employee engagement arm of the Charitable Foundation. Approximately 80% of Blackstone employees engaged globally with BXCF’s charitable initiatives in 2022.

∎

Blackstone offers employee well-being programs, including an online therapy program and access to an education platform with coaching to support working parents and caretakers caring for children who have behavioral problems, autism or developmental disabilities. Blackstone also provides access to programs to further assist employees in managing their lives outside of work, such as group legal services to help with estate planning and surrogacy agreements. In addition, during the COVID-19 pandemic Blackstone invested over $15.9 million and $28.7 million for the years ended December 31, 2022 and 2021, respectively, in extensive measures to ensure employee safety and wellbeing of its employees and their families and the seamless functioning of the firm.

Environmental

Portfolio Company Sustainability

∎

Blackstone’s Portfolio Operations team, working alongside Blackstone Real Estate’s asset management team, develops and integrates low-/no-cost operating improvements and capital-intensive retrofits to reduce resource usage and costs across portfolio companies in Blackstone-advised vehicles, including through energy, water and waste initiatives. Blackstone Real Estate seeks to track and report progress on sustainability initiatives, identify opportunities for improvement and set achievable goals to increase value and long-term growth through portfolio company sustainability efforts. The results of this work include: over 15% energy cost savings at participating portfolio companies; doubling Manhattan’s solar capacity by installing nearly 10,000 rooftop solar panels at New York City’s Stuyvesant Town; reducing on-site greenhouse gas emissions by 15% in Stuyvesant Town since 2007, and, in 2018, causing Stuyvesant Town to become the first private multifamily community in New York to be LEED Platinum certified. Additionally, where practical, Blackstone Real Estate requires green lease clauses in new commercial leases requesting tenants to provide utility data and collaborate with Blackstone on ESG initiatives, incorporates green lease clauses in amendments and obtains green building certifications, labels and ratings, for investments where Blackstone has majority control.

∎

In January 2021, Blackstone announced its Emissions Reduction Program which aims to decrease energy spend by reducing Scope 1 and Scope 2 carbon emissions by 15% on average within the first three years of ownership across certain new investments globally where Blackstone controls energy usage.

Sponsor Compliance with Environmental Regulations

∎	Blackstone endeavors to be in full compliance with applicable environmental regulations in all locations where it has offices.

∎

As part of its loan origination business process, BXMT reviews environmental conditions at the collateral underlying its investments through phase I reports and additional reports when necessary. BXMT requires sponsors to identify a remediation plan for any material environmental concerns prior to the origination of a loan and requires documentary provisions, such as representations and warranties, covenants, indemnities and other provisions governing environmental matters to ensure ongoing sponsor compliance with applicable environmental laws.

Corporate Sustainability Practices

Blackstone pursues environmental performance improvements at its office locations, including with respect to energy usage, waste management, and water usage.

∎	Energy usage:

∎

Blackstone installs energy efficient lighting and daylight and occupancy sensors in all new office buildouts and retrofits. Blackstone’s replacement of existing lighting with LED lighting in its New York offices has resulted in an approximately 31% reduction in lighting energy usage as of September 30, 2021.

∎	100% of power purchased by Blackstone’s London office is from renewable energy suppliers.

∎	Waste management:

∎	Blackstone maintains glass, metal, and plastic recycling procedures throughout all offices.

∎	Blackstone uses a “secure print” system that requires print confirmation at all copiers, an effort to reduce paper waste.

∎	Water usage:

∎	Renovations to select floors in Blackstone’s New York officers included energy-efficient, water-sourced HVAC heat pump systems to reduce reliance on carbon-based fuels for heating.

∎	Climate Change:

∎	Blackstone created a GHG inventory of its corporate emissions for 2019, 2020, and 2021.

∎	Blackstone engages with several organizations to inform its approach to ESG, including the Taskforce on Climate-related Financial Disclosures (“TCFD”).

Governance

Board Composition and Effectiveness

∎

We seek to ensure that our board of directors is composed of members whose experience, qualifications, attributes and skills, when taken together, will allow the board to satisfy its oversight responsibilities effectively

Non-Independent Directors and Director Nominees

∎

Michael B. Nash is the Executive Chairman of the board of directors, a senior managing director of Blackstone, the co-founder and chairman of BREDS, and a member of the Real Estate Investment Committee for both BREDS and Blackstone Real Estate. Mr. Nash has extensive experience with, and a strong record of success in investing in, real estate-related assets, which we believe provide our board of directors with valuable insights into developments in our industry

∎

Katharine A. Keenan, our Chief Executive Officer and President, is also a senior managing director of BREDS. Ms. Keenan’s experience and background as a senior member of our Company’s management since 2018 has provided her with valuable knowledge of and experience with our business, which we believe positions her to contribute to our board’s oversight functions

∎

Timothy Johnson is a senior managing director of Blackstone and the Global Head of BREDS. Mr. Johnson’s extensive experience with, and strong record of success investing in, real estate-related assets provide our board of directors with valuable insights into developments in our industry.

∎

Jonathan L. Pollack is a senior managing director of Blackstone and the Global Head of Blackstone Structured Finance, which includes BREDS and Asset Based Finance. Mr. Pollack’s extensive experience with, and strong record of success in investing in, real estate-related assets allow him to bring valuable insights into developments in our industry

Independent Directors

∎

Leonard W. Cotton, the former vice chairman of Centerline Capital Group, has significant experience in various aspects of commercial real estate, including lending, equity investment and development, which we believe gives him unique insight into our investment activities

∎

Thomas E. Dobrowski, the former managing director of real estate and alternative investments for General Motors Asset Management, or GMAM, had a long career as a senior investment officer for a major pension plan investor and oversaw the original investment made by GMAM into the Company, which we believe gives him unique insight into our investment activities

∎

Nnenna Lynch is founder and chief executive officer of Xylem Projects and is a seasoned executive in urban redevelopment with a track-record of leading initiatives in the public and private sectors. Ms. Lynch brings deep experience in real estate across areas including mixed-use, residential, commercial and affordable housing as well as sustainability and public policy, which we believe gives her valuable insights into our industry and corporate governance

∎

Henry N. Nassau, the chief executive officer and a partner of Dechert LLP, has significant professional experience as an officer of a public company and as an attorney and partner in a major law firm, which we believe allows him to make unique contributions in the area of corporate governance

∎

Gilda Perez-Alvarado is the global chief executive officer of JLL Hotels & Hospitality, and leads the group’s Global Hotel Desk. Ms. Perez-Alvarado’s extensive professional global capital markets experience in the hotel and hospitality industry, allows her to bring valuable insights into developments in our industry

∎

Lynne B. Sagalyn, the Earle W. Kazis and Benjamin Schore Professor Emerita of Real Estate at Columbia Business School, through her prominent positions in graduate real estate programs of leading universities and her 23 year-long tenure on the board of directors of a public REIT, including service as its vice chair from 2010 to 2018, brings expertise in real estate and finance to our board and the audit committee, of which she is the chair

∎

Our board of directors is a majority independent board and each of its committees is comprised solely of independent directors. Each of the members of the board of director’s committees is a highly sophisticated business veteran, bringing experience from real estate, accounting and general business backgrounds to the board of director’s oversight function, which experience we believe provides a majority of the members of our board of directors with business and risk management expertise

∎	We have separate chief executive officer and chairman roles, and all our board of directors committee members are independent

∎	We have a dedicated board committee overseeing investment risk management

∎	Additionally, our corporate governance committee charter explicitly includes ESG oversight

Stockholder Rights

∎	Our board of directors is not classified and each of our directors is subject to re-election annually

∎	We have a single class of common stock

∎	Each of our charter and bylaws may be amended by a simple majority vote of our stockholders

∎	We have no poison pill

Independent Auditor

∎

Deloitte has served as our independent auditor since 2013. Deloitte performs an annual audit of our financial statements and our internal control over financial reporting and we have received an unqualified opinion each year. In compliance with auditing standards set forth by the Public Company Accounting Oversight Board in the U.S., Deloitte has rotated the audit partner responsible for signing our financial statements at least every five years

∎

As part of the evaluation of our independent auditor, the Audit Committee periodically considers whether there should be a regular rotation of the independent auditor. In addition, in conjunction with the mandated rotation of Deloitte’s lead audit partner, the Audit Committee and the Audit Committee Chairperson are directly involved in the selection of Deloitte’s lead audit partner

∎

For information regarding the fees we paid to Deloitte in 2022 and 2021 and our approval procedures relating to Deloitte’s fees, see “Proposal 2 – Ratification of Independent Registered Public Accounting Firm”

Financial Disclosures

∎

We maintain “disclosure controls and procedures,” as such term is defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act, that are designed to ensure that information required to be disclosed by us in reports that we file or submit under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC rules and forms, and that such information is accumulated and communicated to our management, including our Chief Executive Officer and Chief Financial Officer, as appropriate, to allow timely decisions regarding required disclosure

Anti-Corruption and Related Due Diligence

∎

BXMT completes an anti-corruption review prior to the origination of a loan, typically including the commission of global OFAC and politically exposed person searches of all relevant individuals and entities, and requires documentary provisions such as representations and warranties, covenants, indemnities and other provisions governing anti-corruption, anti-money laundering and anti-terrorism compliance

∎

BXMT conducts risk-based due diligence on transaction counterparties as part of a robust “know your customer” governance process. The diligence team typically obtains background and due diligence searches through reputable third-party search companies, the scope of which includes OFAC, anti-money laundering compliance, litigation, bankruptcy, judgments, the Uniform Commercial Code and other public registry filings

Executive and Senior Officers

The following sets forth the positions, ages as of April 27, 2023 and selected biographical information for our executive officers (including Mr. Marone) and senior officers (including Ms. Cheng and Messrs. Hayes, Peña, Sitman, Volchyok and Kolodziej). Ms. Keenan’s biographical information is provided in the section of this Proxy Statement entitled “Proposal 1 — Election of Directors.”

Name	Age	Office or Position Held

Katharine A. Keenan	38	Chief Executive Officer, President and Director

Anthony F. Marone, Jr.	40	Chief Financial Officer, Treasurer and Assistant Secretary

Courtney Cheng	32	Vice President of Finance

Timothy Hayes	32	Vice President of Shareholder Relations

Austin Peña	37	Executive Vice President, Investments

Robert Sitman	41	Managing Director, Head of Asset Management

Leon Volchyok	39	Chief Legal Officer and Secretary

Paul Kolodziej	43	Head of Accounting

Anthony F. Marone, Jr. has served as our Chief Financial Officer since March 2016 and as our Principal Accounting Officer since 2013. Mr. Marone is also a Managing Director of Blackstone and the Head of Real Estate Finance Americas, based in New York. Before joining Blackstone in 2012, Mr. Marone was a Vice President and Controller of Capital Trust, Inc., the predecessor business to BXMT. Previously, Mr. Marone worked in the Real Estate Assurance practice of PricewaterhouseCoopers LLP. Mr. Marone received a B.S. and an M.B.A. from Rutgers University and is a Certified Public Accountant and Chartered Global Management Accountant.

Courtney Cheng has served as our Vice President of Finance since January 2022 and is a vice president of BREDS. She is responsible for our financial reporting. Prior to joining Blackstone in February 2015, Ms. Cheng was a Senior Associate at KPMG LLP, where she focused on real estate tax compliance. Ms. Cheng received a B.S. in Finance and Accounting and a M.S. in Accounting from New York University and is a Certified Public Accountant.

Timothy Hayes has served as our Vice President of Shareholder Relations since February 2023 and is a principal of BREDS. Prior to joining Blackstone, Mr. Hayes worked as a sell-side equity analyst at BTIG from November 2020 to February 2022 and B. Riley FBR from July 2014 to October 2020, covering the real estate and mortgage finance sectors. He previously was an analyst at Edmunds White Partners, a small-cap investment advisor. Mr. Hayes received his B.S.B.A. from the Robins School of Business at the University of Richmond.

Austin Peña has served as our Executive Vice President, Investments since January 2022 and is a managing director of BREDS. Mr. Peña is responsible for overseeing our investment strategy in addition to sourcing loans and other investments for the Company and other investment vehicles managed by Blackstone. Prior to joining Blackstone in 2013, Mr. Peña worked at Barclays in the Real Estate Investment Banking Group, where he was involved in advising REITs and other real estate companies on mergers, acquisitions, restructurings, and capital markets transactions. Mr. Peña previously held a similar role at Lehman Brothers. Mr. Peña graduated magna cum laude with a B.S. in Economics from the University of Pennsylvania.

Robert Sitman has served as our Managing Director, Head of Asset Management, since December 2020. Mr. Sitman is also a managing director and global head of asset management of BREDS. Since joining Blackstone in January 2014, Mr. Sitman has been involved in originating, structuring, executing and asset managing real estate debt investments across all asset types and geographies. Prior to joining Blackstone, Mr. Sitman was an associate in the Real Estate group of Fried, Frank, Harris, Shriver & Jacobson LLP, where he represented owners, developers, investors and lenders in commercial real estate transactions. Mr. Sitman received a B.A. in Political Science from the University of Michigan and a J.D. from Brooklyn Law School, where he graduated cum laude.

Leon Volchyok has served as our Chief Legal Officer since April 2021 and in comparable roles, as well as our Secretary, since January 2016. Mr. Volchyok is the General Counsel for the Private Wealth Solutions business. Mr. Volchyok plays a key role in the structuring, launch and operations of the firm’s individual investor focused vehicles and also serves as the Chief Legal Officer for Blackstone Real Estate Income Trust (BREIT) and Blackstone European Property Income Fund (BEPIF). Mr. Volchyok is the prior chairman of the Board for the Institute for Portfolio Alternatives and on the Executive Committee of NAREIT’s Public Non-listed REIT Council. Mr. Volchyok received a BBA from Baruch College – Zicklin School of Business and a JD from Fordham Law School

Paul Kolodziej has served as our Head of Accounting since February 2021. He is a managing director in Blackstone Real Estate and has been the chief accounting officer of BREIT since March 2019. He also served as controller of BREIT from June 2016 to March 2019. Prior to joining Blackstone in June 2016, Mr. Kolodziej was a Senior Manager at PricewaterhouseCoopers LLP, where he provided assurance services to financial service clients focused on REITs, private real estate funds and hedge funds. During his time at PricewaterhouseCoopers LLP, Mr. Kolodziej also completed a two year rotation in PricewaterhouseCoopers LLP’s SEC Services Group within their National Office, focusing on client consultations over a wide range of matters related to security registrations and on-going SEC filing requirements. Mr. Kolodziej received a B.S. in Accountancy from DePaul University and is a Certified Public Accountant.

Compensation Committee Report

Our compensation committee has furnished the following report. The information contained in this “Compensation Committee Report” is not to be deemed “soliciting material” or “filed” with the SEC, nor is such information to be incorporated by reference into any future filings under the Securities Act of 1933, as amended, or the Exchange Act except to the extent that we specifically incorporate it by reference into such filings.

Our compensation committee has reviewed and discussed the “Compensation Discussion and Analysis” required by Item 402(b) of Regulation S-K of the Exchange Act with management.

Based on such review and discussions, our compensation committee recommended to our board that the “Compensation Discussion and Analysis” be included in this proxy statement.

Submitted by the Compensation Committee of the Company’s Board of Directors:

Henry N. Nassau (Chair)

Leonard W. Cotton

Lynne B. Sagalyn

Executive Compensation

Compensation Discussion and Analysis

Our Compensation Discussion and Analysis describes our compensation program, objectives and policies for our Chief Executive Officer, Chief Financial Officer and our other “named executive officers,” as such term is defined in Item 402(a) of Regulation S-K of the Exchange Act, or our Named Executive Officers, for our fiscal year ended December 31, 2022, or fiscal 2022.

Our Named Executive Officers for fiscal 2022 were:

∎	Katharine A. Keenan, our President, Chief Executive Officer and Director;

∎	Anthony F. Marone, Jr., our Chief Financial Officer, Treasurer and Assistant Secretary; and

∎	Douglas N. Armer, our Executive Vice President, Capital Markets and Treasurer.(1)

(1)	Mr. Armer resigned as Executive Vice President, Capital Markets and Treasurer of the Company effective July 31, 2022.

Overview of Compensation Program and Philosophy

We have been externally managed and advised by our Manager pursuant to the Management Agreement since December 2012 and, as a result, our executive officers no longer receive cash compensation from us.

Our Manager is a part of Blackstone’s alternative asset management business, which includes the management of investment vehicles focused on private equity, real estate, public debt and equity, non-investment grade credit, real assets, and secondary funds, all on a global basis. Through its different businesses, Blackstone had total assets under management of approximately $974.7 billion as of December 31, 2022. In connection with the performance of its duties, we believe our Manager benefits from the resources, relationships, and expertise of the 787 professionals in Blackstone’s global real estate group, which is one of the largest real estate investment managers in the world with $326.1 billion of investor capital under management representing approximately $577.2 billion of debt and equity investments as of December 31, 2022. This includes the BREDS business, of which our Manager is a part, which had 136 dedicated professionals, including 31 investment professionals based in London and Australia, and $58.8 billion of investor capital as of December 31, 2022. Our Manager’s Investment Committee consists of, among others, Blackstone Real Estate’s global co-heads and the global head and global chairman of BREDS.

Our Manager provides the day-to-day management of the Company’s operations. Our Chief Executive Officer and President, Chief Financial Officer, and other executive officers are senior Blackstone Real Estate professionals and we do not have any employees. Because our Management Agreement provides that our Manager is responsible for managing our affairs, our executive officers for fiscal year 2022 do not currently receive any cash compensation from us or any of our subsidiaries for serving as our executive officers. Additionally, the Management Agreement does not require our Named Executive Officers to dedicate a specific amount of time to fulfilling our Manager’s obligations to us under the Management Agreement and does not require a specified amount or percentage of the fees paid to the Manager to be allocated to the Named Executive Officers. Our Manager does not compensate its employees specifically for such services because these individuals also provide investment management and other services to other investment vehicles that are sponsored, managed or advised by affiliates of our Manager. As a result, our Manager has informed us that it cannot identify the portion of the compensation awarded to our Named Executive Officers by our Manager that relates solely to their services to us. Accordingly, we are unable to provide complete compensation information for any of our Named Executive Officers, including our Chief Executive Officer, as the total compensation of our Named Executive Officers reflects the performance of all the investment vehicles for which these individuals provide services, including, but not limited to, us.

For context of our Named Executive Officers’ compensation, our Manager paid our Named Executive Officers (including Mr. Armer for the portion of the fiscal year 2022 that he was our Executive Vice President, Capital Markets and Treasurer) aggregate base salary, cash bonus and Company incentive fee participation and other payments of $4.9 million during fiscal year 2022, which amount represented 4.7% of the management and incentive fees we paid to our Manager in 2022. This aggregate compensation amount excludes (i) incentive payments to our Named Executive Officers by affiliates of our Manager specifically related to the performance of other investment vehicles that are sponsored, managed or advised by affiliates of our Manager, (ii) equity grants of Blackstone common stock by affiliates of our Manager to our Named Executive Officers, and (iii) the compensation, disclosed in the Summary Compensation Table, paid by us directly to our Named Executive Officers during fiscal year 2022, including equity grants of our restricted class A common stock.

We do not determine the cash compensation payable by our Manager to our Named Executive Officers. Our Manager and its affiliates determine the salaries, bonuses and other wages earned by our Named Executive Officers from our Manager and its affiliates. Our Manager and its affiliates also determine whether and to what extent our Named Executive Officers will be provided with employee benefit plans. We do not have employment agreements with our Named Executive Officers, we do not provide pension or retirement benefits, perquisites or other personal benefits to our Named Executive Officers and we do not have arrangements to make payments to our Named Executive Officers upon their termination or in the event of a change in control of the Company and did not do so upon Mr. Armer’s resignation as Executive Vice President, Capital Markets and Treasurer in July 2022.

Our Manager and its affiliates compensate their employees, including our Named Executive Officers, in accordance with the Blackstone compensation philosophy. The compensation of senior employees at Blackstone, including our Named Executive Officers, is primarily composed of (a) annual cash bonus payments tied to the performance of the applicable business unit(s) in which such employee works, (b) performance interests/compensation (composed primarily of carried interest and/or incentive fee interests) tied to the performance of the investments made by the funds and other investment vehicles in the business unit in which such employee works or for which he or she has responsibility, including the Company, (c) deferred equity awards reflecting the value of Blackstone’s common stock and/or our class A common stock and (d) additional cash payments and equity awards tied to extraordinary performance of such employee or other circumstances (for example, if there has been a change of role or responsibility). Base salary, which is the fixed element of Blackstone’s senior employee compensation philosophy, generally represents a significantly lesser component of an employee’s total compensation. Blackstone believes that the appropriate combination of annual cash bonus payments and performance interests or deferred equity awards encourages their senior employees, including our Named Executive Officers, to focus on the underlying performance of their investments, as well as the overall performance of the firm and the Company. To that end, the primary form of compensation to Blackstone’s senior employees, including our Named Executive Officers, is variable, performance-based compensation. For 2022, our Named Executive Officers’ compensation from Blackstone, in the aggregate, was apportioned 49.1% to fixed compensation and 50.9% to performance-based compensation.

While we may not pay our Named Executive Officers any cash compensation, we pay our Manager the management and incentive fees described under the heading “Transactions With Related Persons, Promoters and Certain Control Persons — Agreements with Blackstone” and, in the discretion of the compensation committee of our board of directors, we may also grant our Manager and our Named Executive Officers equity awards pursuant to our equity compensation plans. The management and incentive fees compensate our Manager for the services that it provides to the Company and the equity grants serve to further align the interests of our Manager and our Named Executive Officers with that of the Company and mitigate the possibility of excessive risk taking. As of December 31, 2022, our consolidated balance sheet included $33.8 million of accrued management and incentive fees payable to our Manager. During the year ended December 31, 2022, we paid $104.8 million of management and incentive fees to our Manager. In addition, during the year ended December 31, 2022, we incurred expenses of $896,000 that were paid by our Manager and will be reimbursed by us.

The corporate governance committee evaluates the performance of our Manager on an annual basis, in light of the goals and objectives of the Company and the terms of the Management Agreement, and reports its views regarding the performance of our Manager to the board of directors. The board of directors reviews the Company’s long-term strategic plan and the fundamental factors affecting the Company’s successful operation of its business, including the management and performance of the Company’s business in light of the goals and objectives of the Company and the terms of the Management Agreement during at least one meeting a year.

Role of Compensation Committee

Currently, we do not have any employees and our executive officers do not receive any cash compensation from us or any of our subsidiaries for serving as executive officers. Accordingly, our compensation committee does not currently make any recommendations regarding the base salaries and target bonus levels of our Named Executive Officers. Our compensation committee reviews and approves the equity-based awards to be paid or made by us to our Named Executive Officers based on recommendations from the Company’s Chief Executive Officer and outside compensation consultants. The compensation committee also oversees risk when it considers granting equity awards to the Manager under the Management Agreement.

Role of Compensation Consultant

In 2022, the compensation committee engaged the services of a compensation consultant, FPL Associates, L.P., or FPL, to review and advise the compensation committee regarding the size of the Company’s equity award pool for 2022. FPL has no other relationships with the Company and is considered an independent third-party advisor. At the time of the engagement of FPL in 2022, the compensation committee reviewed FPL’s independence and determined that FPL’s work for the compensation committee did not raise any conflict of interest pursuant to the SEC and NYSE rules.

Role of Executive Officers

The compensation committee is responsible for approving compensation by us for our Named Executive Officers. Our Chief Executive Officer annually reviews the financial performance of the Company, current market conditions and the performance of each executive officer of the Company and based on these reviews, provides a recommendation regarding the appropriate equity-based grants, if any, to be presented to the compensation committee for approval.

Say-On-Pay Vote

At our 2022 annual meeting of stockholders, we provided our stockholders with the opportunity to vote to approve, on a non-binding advisory basis, our executive compensation. Approximately 96% of the votes cast at our 2022 annual meeting of stockholders voted to approve our executive compensation as described in our proxy statement for the 2022 annual meeting of stockholders. The compensation committee reviewed the results of this advisory “say-on-pay” vote and considered it in determining specific award amounts granted to our Named Executive Officers for 2022. The compensation committee will also carefully consider future stockholder votes on this matter, along with other expressions of stockholder views it receives on specific policies and desirable actions.

Equity-Based Compensation

The compensation committee may, from time to time pursuant to the Blackstone Mortgage Trust, Inc. Stock Incentive Plan (the “Stock Plan”), grant our Named Executive Officers equity-based awards, including stock options, restricted shares of our class A common stock, restricted stock units, stock appreciation rights and other equity-based awards. These awards are designed to align the interests of our Named Executive Officers with those of our stockholders, by allowing our Named Executive Officers to share in the creation of value for our stockholders through capital appreciation and dividends. These equity awards are generally subject to vesting requirements over a number of years, and are designed to promote the retention of management and achievement of strong performance for the Company.

These awards provide a further benefit to us by enabling our Manager to attract, motivate and retain talented individuals to serve as our executive officers. The compensation committee reviews the recommendations from the Company’s Chief Executive Officer and outside compensation consultants in determining the appropriate size of the equity award for each executive officer. These recommendations take into account the financial performance of the Company during the prior fiscal year, current market conditions, the performance of each executive officer and the desire to continue to align the interests of each of our executive officers with our stockholders.

In 2022, the compensation committee considered a number of individual performance factors that are described below in determining the size of the equity awards granted to each of our Named Executive Officers. There was no specific numerical value given to any individual factor and each factor was considered in light of the other factors noted along with any additional information available to the compensation committee at the time, including market conditions in general. The compensation committee applied its business judgment in assessing the extent to which each Named Executive Officer met his or her objectives. The key factors that the compensation committee considered in making its determination with respect to Ms. Keenan were her performance as Chief Executive Officer and President of the Company, her role in overseeing the financial performance and investing activity of the Company, and her leadership in regard to the strategic direction of the Company, particularly given the challenging macroeconomic environment. The key factors that the compensation committee considered in making its determination with respect to Mr. Marone were his performance as Chief Financial Officer of the Company, assumption of the Treasurer role after Mr. Armer’s resignation, and his leadership and oversight of its finance, treasury, and operations functions. Mr. Armer did not receive any equity awards during 2022.

After completing its review of the recommendation of the Chief Executive Officer, the financial performance of the Company, market conditions and the achievement of the individual performance factors of each Named Executive Officer, in November 2022, the Company granted 52,000 restricted shares of class A common stock to Ms. Keenan and 12,000 restricted shares of class A common stock to Mr. Marone, which in each case vest (i) with respect to one-sixth of the award, on the date that is six months and one day after the date of grant, or the Initial Vesting Date, and (ii) with respect to the remainder of the award, in equal quarterly installments over ten quarters after the Initial Vesting Date. Mr. Armer did not receive any compensation from the Company in fiscal 2022.

During 2018, the compensation committee adopted a retirement vesting policy with respect to equity awards. Specifically, as the Stock Plan and the Blackstone Mortgage Trust, Inc. 2018 Stock Incentive Plan (the “2018 Stock Plan” and, together with the Stock Plan, the “Plans”) provide for the forfeiture of the unvested portion of an award upon a participant’s (as defined in the Plans, respectively) termination of employment, the compensation committee determined to adopt a retirement vesting policy to encourage and reward our executives’ continued focus and energy as they near retirement. Under the retirement vesting policy, the compensation committee may, on a case-by-case basis, allow participants whose termination of employment would constitute a retirement (as defined below) to retain up to 50% of the unvested portion of the equity awards held by such participant at retirement and allow such portion to continue to vest pursuant to the original vesting terms and over the original vesting periods set forth in the applicable award agreements, regardless of the participant’s termination of employment. The compensation committee has delegated the responsibility and authority of determining whether a termination of employment qualifies as a retirement under the policy to the Chief Executive Officer (with respect to all participants other than the Chief Executive Officer herself) and to select which individuals may participate in the retirement vesting policy. With respect to the Chief Executive Officer, the compensation committee has delegated the authority of determining whether her termination of employment qualifies as a retirement under the policy to the Company’s Executive Chairman.

A termination of employment constitutes “retirement” for purposes of the retirement vesting policy if such termination is other than for Cause or on account of death or Disability (each, as defined in the Plans, respectively) and, at the time of such termination, (1) the participant has reached age 65 and has at least five full years of service with the Company and its Affiliates (as defined in the Plans, respectively), including the Manager and its Affiliates, or (2) the participant’s age plus years of service totals at least 65, the participant has reached age 55 and the participant has had a minimum of five years of service.

Hedging and Other Transactions Prohibited

Per our Insider Trading Policy, directors, officers and employees (if any) are prohibited from engaging in transactions in our securities that are inconsistent with a long-term investment in our Company. These transactions include any trading activity designed to profit from fluctuations in the price of these securities, such as short sales or purchasing our securities on margin. Our Insider Trading Policy also prohibits the use of forward contracts, equity swaps, collars, exchange funds, puts, calls, options and other derivative securities or any instruments designed to increase in value as a result of, or hedge or offset any decrease in, the market value of our securities.

Summary Compensation Table

For the year ended December 31, 2022, we did not provide any of our Named Executive Officers with any cash compensation or bonus. The following table sets forth for the year indicated the annual compensation of our Named Executive Officers:

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(1)	Stock Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(1)	Total ($)

Katharine A. Keenan Chief Executive Officer, President and Director	2022	—	—	1,284,920	—	—	1,284,920
	2021	—	—	1,620,840	—	—	1,620,840
	2020	—	—	1,603,972	—	—	1,603,972

Anthony F. Marone, Jr. Managing Director, Chief Financial Officer, Treasurer and Assistant Secretary	2022	—	—	296,520	—	—	296,520
	2021	—	—	358,455	—	—	358,455
	2020	—	—	271,700	—	—	271,700

Douglas N. Armer Executive Vice President, Capital Markets and Treasurer	2022	—	—	—	—	—	—
	2021	—	—	607,815	—	—	607,815
	2020	—	—	557,700	—	—	557,700

(1)	The Named Executive Officers are employees of our Manager or its affiliates and are not paid cash compensation by us.
(2)

The amounts reported in the “Stock Awards” column represent the aggregate grant date fair value of awards of restricted shares of class A common stock calculated under the Financial Accounting Standard Board’s Accounting Codification Topic 718, or ASC Topic 718. Under ASC Topic 718, the grant date fair value is calculated using the closing market price of our class A common stock on the date of grant. The amount shown for Ms. Keenan in 2020 includes two grants made to her in 2020, one in respect of her 2019 performance with an aggregate grant date fair value of $846,072 and one in respect of her 2020 performance with an aggregate grant date fair value of $757,900.

Grants of Plan Based Awards in 2022

The following table provides information regarding restricted stock awards granted to our Named Executive Officers under the Stock Plan during the year ended December 31, 2022.

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units (#)(1)	Grant Date Fair Value of Stock and Option Awards ($)(2)

Katharine A. Keenan	11/28/2022	52,000	1,284,920

Anthony F. Marone Jr.	11/28/2022	12,000	296,520

Douglas N. Armer	11/28/2022	—	—

(1)	Consists of restricted stock awards granted in 2022 under our Stock Plan.
(2)

Represents the grant date fair value of restricted stock awards granted in 2022 computed in accordance with ASC Topic 718, without taking into account estimated forfeitures. The grant date fair value is calculated using the closing market price of our class A common stock on the date of grant.

Outstanding Equity Awards at December 31, 2022

The following table provides information regarding outstanding equity awards of the Named Executive Officers as of December 31, 2022.

		Stock Awards

	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)

Katharine A. Keenan	11/28/2022	52,000	1,100,840
	12/7/2021	34,668	733,922
	12/4/2020	8,833	186,995

Anthony F. Marone, Jr.	11/28/2022	12,000	254,040
	12/7/2021	7,668	162,332
	12/4/2020	3,166	67,024

Douglas N. Armer(3)	11/28/2022	—	—
	12/7/2021	—	—
	12/4/2020	—	—

(1)

Each grant vests (i) with respect to one-sixth of the award, on the Initial Vesting Date; and (ii) with respect to the remainder of the award, in equal quarterly installments over ten quarters after the Initial Vesting Date.

(2)	The amount reported in this column is based on a closing price of $21.17 per share class A of common stock on December 30, 2022.
(3)	Mr. Armer’s unvested awards as of the date of his cessation of service with the Company were forfeited pursuant to the terms of his awards.

Option Exercises and Stock Vested in 2022

The following table provides information regarding the vesting of restricted stock held by our Named Executive Officers during the year ended December 31, 2022.

	Stock Awards

Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(1) ($)

Katharine A. Keenan	33,748	942,163

Anthony F. Marone, Jr.	10,166	292,541

Douglas N. Armer	9,750	302,884

(1)

The value realized on vesting is based on the closing price on the NYSE of our class A common stock on the vesting date. If vesting occurs on a day on which the NYSE is closed, the value realized on vesting is based on the closing price on the last trading day prior to the vesting date.

Pay Ratio Disclosure

In August 2015, the SEC issued final rules implementing the provision of the Dodd-Frank Wall Street Reform and Consumer Protection Act that require U.S. publicly-traded companies to disclose the ratio of their Chief Executive Officer’s compensation to that of their median employee. Disclosure pursuant to such rules is not included herein because we do not have any employees.

Pay Versus Performance Disclosure
The
Compensation Discussion and Analysis section of this
proxy
statement sets forth the financial and other factors considered by the compensation committee when reviewing and setting the compensation of our Chief Executive Officer and other Named Executive Officers for the 2022 performance year. As required by Item 402(v) (the “Rule”) of Regulation
S-K,
the following sets forth information regarding compensation of our principal executive officer, or PEO, and our other non-PEO
named executive officers. In accordance with the Rule, the table below and the discussion that follows includes an amount referred to as “compensation actually paid” as defined in Item 402(v)(2)(iii). The calculation of this amount includes, among other things, the revaluation of unvested and outstanding equity awards. In accordance with the Rule, the revaluation of stock awards includes, as applicable:

∎	the year-end fair value of the awards granted in the covered fiscal year (e.g., 2022) that are outstanding and unvested as of the end of the covered fiscal year;

∎
the change in fair value from the end of the prior fiscal year (e.g., 2021) to the end of the covered fiscal year with respect to any awards granted in prior years that are outstanding and unvested as of the end of the covered fiscal year;

∎	the fair value, as of the vesting date, of any awards that were granted and vested in the same covered year;

∎
the change in fair value from the end of the prior fiscal year to the vesting date or forfeiture date with respect to any awards granted in prior years that vested or failed to vest, as applicable, in the covered fiscal year; and

∎
the dollar value of any dividends or other earnings paid on awards in the covered fiscal year prior to the vesting date that are not otherwise included in the total compensation for the covered fiscal year.

Year	Summary Compensation Table Total for Katharine A. Keenan (1) ($)	Compensation Actually Paid to Katharine A. Keenan (2) ($)	Summary Compensation Table Total for Stephen D. Plavin (1) ($)	Compensation Actually Paid to Stephen A. Plavin (3) ($)	Average Summary Compensation Table Total for Non-PEO Named Executive Officers (4),(5) ($)	Average Compensation Actually Paid to Non-PEO Named Executive Officers (4),(5),(6) ($)	Value of Initial Fixed $100 Investment Based On: (7)		Net Income (9) ($in millions)	Distributable Earnings (10) ($in millions)
							Total Shareholder Return ($)	Peer Group Total Shareholder Return (8) ($)

2022	1,284,920	761,432	—	—	148,260	(325,341)	75	69	248.6	489.8

2021	1,620,840	1,860,444	—	457,734	483,135	637,264	99	92	419.2	396.7

2020	—	—	928,556	130,062	811,124	470,503	82	78	137.7	352.0

(1)
The dollar amounts reported in this column are the amounts of total compensation reported for Ms. Keenan for 2022 and 2021, and Stephen D. Plavin for 2021 and 2020, who served as our Chief Executive Officer, for the applicable corresponding year as reported in the “Total” column of the “Summary Compensation Table” o
n page 28 of this proxy statement. M
r. Plavin resigned as Chief Executive Officer of the Company effective June 30, 2021 and did not receive any compensation from the Company in 2021 or 2022 for service as an officer of the Company as reported in the
Summary
Compensation Table. For 2021, only that portion of Mr.
Plavin’s
compensation that was earned or paid to him in connection with his role as CEO of the Company and relating to his previously granted equity awards is included in the calculation of “compensation actually paid” to Mr. Plavin.

(2)
In
accordance
with the requirements of Item 402(v)(2)(iii) of Regulation
S-K,
the following adjustments were made to the amounts reported for Ms. Keenan as Chief Executive Officer in the Summary Compensation Table. Importantly, the dollar amounts
do not reflect the
actual
amount of compensation earned by, or paid to, our Chief Executive Officer during the applicable year.

Description	2021 ($)	2022 ($)

Reported Summary Compensation Total	1,620,840	1,284,920

Value of Stock Awards Reported in the Summary Compensation Table Deduction	(1,620,840)	(1,284,920)

Stock Awards Adjustment (a)	1,860,444	761,432

Compensation Actually Paid	1,860,444	761,432

(a)	For each covered year, the amounts added or deducted in calculated stock award adjustments include:

Year	Year End Fair Value of Unvested Equity Awards Granted in the Covered Year	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Value of Dividends or other Earnings Paid on Stock Awards not Otherwise Reflected in Fair Value or Total Compensation	Total Stock Award Adjustments

2022	1,100,840	(411,084)	—	(91,201)	—	162,877	761,432

2021	1,592,240	78,019	—	90,056	—	100,129	1,860,444

(3)
In accordance with the requirements of Item 402(v)(2)(iii) of Regulation
S-K,
the following adjustments were made to the amounts reported for Mr. Plavin as Chief Executive Officer in the Summary Compensation Table. Importantly, the dollar amounts do not reflect the actual amount of compensation earned by, or paid to, our Chief Executive Officer during the applicable year.

Description	2020 ($)	2021 ($)

Reported Summary Compensation Total	928,556	—

Value of Stock Awards Reported in the Summary Compensation Table Deduction	(928,556)	—

Stock Awards Adjustment (a)	130,062	457,734

Compensation Actually Paid	130,062	457,734

(a)	For each covered year, the amounts added or deducted in calculated stock award adjustments include:

Year	Year End Fair Value of Unvested Equity Awards Granted in the Covered Year	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Value of Dividends or other Earnings Paid on Stock Awards not Otherwise Reflected in Fair Value or Total Compensation	Total Stock Award Adjustments

2021	—	118,380	—	175,257	—	164,097	457,734

2020	893,817	(478,037)	—	(484,532)	—	198,814	130,062

(4)
The
dollar amounts reported in this column represent the average of the total amounts reported for our other named executive officers in the “Total” column of the “Summary Compensation Table” on page 28 of this proxy statement as follows:

2020: Ms. Keenan and Messrs. Armer and Marone
2021: Messrs. Armer and Marone. Ms. Keenan, whose 2021 compensation is included in the PEO column, is excluded from this calculation.
2022: Messrs. Armer and Marone

(5)
In
accordance with the requirements of Item 402(v)(2)(iii) of Regulation
S-K,
when calculating the “average compensation actually paid” for our other named executive officers the following adjustments were made to the amounts reported in the Summary Compensation Table. Importantly, the dollar amounts do not reflect the actual average amount of compensation earned by, or paid to, our other named executive officers as a group during the applicable year.

Description	2020 ($)	2021 ($)	2022 ($)

Reported Summary Compensation Total	811,124	483,135	148,260

Value of Stock Awards Reported in the Summary Compensation Table Deduction	(811,124)	(483,135)	(148,260)

Stock Awards Adjustment (a)	470,503	637,264	(325,341)

Compensation Actually Paid	470,503	637,264	(325,341)

(a)	For each covered year, the amounts added or deducted in calculated stock award adjustments include:

Year	Year End Fair Value of Unvested Equity Awards Granted in the Covered Year	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Value of Dividends or other Earnings Paid on Stock Awards not Otherwise Reflected in Fair Value or Total Compensation	Total Equity Award Adjustments

2022	127,020	(51,191)	—	(7,202)	(447,817)	53,849	(325,341)

2021	474,610	44,805	—	58,861	—	58,988	637,264

2020	648,478	(115,146)	61,734	(187,768)	—	63,205	470,503

(6)
When calculating amounts of “compensation actually paid” for purposes of this table, the fair value of awards of restricted shares of class A common stock calculated under the Financial Accounting Standard Board’s Accounting Codification Topic 718, or ASC Topic 718. Under ASC Topic 718, the grant date fair value is calculated using the closing market price of our class A common stock on the date of grant. Adjustments have been made using the stock price as of year-end
and as of each vesting date, as applicable.

(7)
Total shareholder return as calculated based on a fixed investment of one hundred dollars measured from the market close on December 31, 2019 (the last trading day of 2019) through and including the end of the fiscal year for each year reported in the table as required by the Rule.

(8)	Total shareholder return for the group of companies included in the Bloomberg REIT Mortgage Index, which is the industry peer group for purposes of Item 201(e) of Regulation S-K.
(9)	Represents net income attributable to Blackstone Mortgage Trust.
(10)
For purposes of the Rule, we have identified Distributable Earnings as our Company-Selected Metric. We define Distributable Earnings as GAAP net income (loss), including realized gains and losses not otherwise recognized in current period GAAP net income (loss), and excluding
(i) non-cash
equity compensation expense, (ii) depreciation and amortization, (iii) unrealized gains (losses), and (iv) certain non-cash
items. Distributable Earnings may also be adjusted from time to time to exclude one-time
events pursuant to changes in GAAP and certain other
non-cash
charges as determined by our Manager, subject to approval by a majority of our independent directors. Distributable Earnings mirrors the terms of our Management Agreement for purposes of calculating our incentive fee expense. Although Distributable Earnings is one important financial performance measure, among others, that the compensation committee considers when making compensation decisions with the intent of aligning compensation with Company performance, the compensation committee has not historically and does not currently evaluate ‘compensation actually paid’ as calculated pursuant to Item 402(v)(2) as part of its executive compensation determinations; accordingly, the compensation committee does not actually use any financial performance measure specifically to link executive compensation “actually paid” to Company performance.

Description of Relationships Between Pay and Performance
Total Shareholder Return
The following charts show the relationship between (1) the compensation actually paid to our PEO and the average compensation actually paid to the non-PEO
named executive officers
(“Other-NEO”)
(each as calculated pursuant to Item 402(v)(2)(iii) of Regulation
S-K)
and (2) the cumulative total shareholder return of the Company for its last three completed fiscal (calendar) years. The charts also provide a comparison of the
Company’s
Total Shareholder Return (“TSR”) to the Compensation Comparison Group (“CCG”) total shareholder return for the three-year period.

Net
Income and Distributable Earnings
The following charts show the relationship between (1) the compensation actually paid to our PEO and the average compensation actually paid to the Other-NEOs (each as calculated pursuant to Item 402(v)(2)(iii) of Regulation

S-K)

and (2) both the net income
and
Distributable Earnings of the Company for the last three fiscal years.

Tabular List of Financial Performance Measures

For purposes of the Rule, we have identified the following performance measures, which the compensation committee considered, among others, when making executive compensation decisions for performance year 2022, in response to the Tabular List disclosure requirement pursuant to Item 402(v)(6) of Regulation S-K.

∎	Company TSR

∎	Net Income

∎	Distributable Earnings

As noted above, however, the compensation committee has not historically and does not currently evaluate “compensation actually paid” as calculated pursuant to Item 402(v)(2) as part of its executive compensation determinations; accordingly, the compensation committee does not actually use any financial or non-financial performance measure specifically to link executive compensation “actually paid” to Company performance.

Non-Employee Director Compensation

During 2022 our non-employee directors earned (i) an annual cash retainer of $95,000 payable in quarterly installments in arrears and (ii) a $115,000 annual award of the Company’s deferred stock units or restricted stock, as applicable, granted immediately upon the 2022 annual meeting. The award vests in full on the date of the Company’s annual meeting that occurs in the year immediately following the year of the grant and is settled upon the non-employee director’s “separation from service” (as defined in Treas. Reg. 1.409A-1(h)) with the Company by delivering to the non-employee director one share of class A common stock for each deferred stock unit settled. The number of units was based upon the closing stock price on the grant date. In addition, the chairperson of the audit committee receives $20,000 per annum, the chairperson of our compensation committee receives $15,000 per annum, and the chairperson of the corporate governance committees receives $10,000 per annum. The members of the audit committee receive an additional annual cash retainer of $10,000 and the members of the investment and risk management committee receive an additional annual cash retainer of $7,500. All retainers are payable in four quarterly cash installments. All directors are also reimbursed for travel expenses incurred in attending board and committee meetings.

Ms. Keenan and Messrs. Nash and Pollack did not receive compensation for their services as directors during 2022.

Ms. Perez-Alvarado joined the board in February 2023 and therefore did not receive compensation for fiscal 2022.

Non-Employee Director Stock Ownership Policy.

In April 2019, the Board adopted a stock ownership policy for our non-employee directors in order to better align our non-employee directors’ financial interests with those of our stockholders by requiring such directors to own a minimum level of our stock. Each of our non-employee directors (other than a non-employee director who is employed by our Manager (or an affiliate thereof)) is required to own shares in an amount equal to five times his or her annual cash retainer within five years of becoming subject to the policy. All of our non-employee directors are in compliance with the stock ownership policy.

The following table sets forth the compensation paid by us to our non-employee directors for the fiscal year ended December 31, 2022:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(7)	Total ($)

Leonard W. Cotton(1)	112,500	115,000	227,500

Thomas E. Dobrowski(2)	112,500	115,000	227,500

Martin L. Edelman(3)	102,500	115,000	217,500

Katharine A. Keenan	—	—	—

Nnenna Lynch(4)	108,125	115,000	223,125

Michael B. Nash	—	—	—

Henry N. Nassau(5)	120,000	115,000	235,000

Jonathan Pollack	—	—	—

Lynne B. Sagalyn(6)	115,000	115,000	230,000

(1)

Mr. Cotton’s $10,000 audit committee fee and his and $7,500 investment risk management committee fee was paid in cash and his director compensation was paid 45% ($95,000) in cash and 55% ($115,000) in stock units under our Stock Plan.

(2)

Mr. Dobrowski’s $10,000 audit committee fee and his $7,500 investment risk management committee fee was paid in cash and his director compensation was paid 45% ($95,000) in cash and 55% ($115,000) in restricted stock under our Stock Plan.

(3)	Mr. Edelman’s $7,500 investment management committee fee was paid in cash and his director compensation was paid 45% ($95,000) in cash and 55% ($115,000) in stock units under our Stock Plan.
(4)

Ms. Lynch’s $7,500 audit committee fee and her and $5,625 investment risk management committee fee, each of which was pro rated for the potion of the year in which she served on such committees, was paid in cash and her director compensation was paid 45% ($95,000) in cash and 55% ($115,000) in stock units under our Stock Plan.

(5)

Mr. Nassau’s $15,000 compensation committee chairperson fee and his $10,000 corporate governance committee chairperson fee were paid in cash, and his director compensation was paid 45% ($95,000) in cash and 55% ($115,000) in restricted stock under our Stock Plan.

(6)	Dr. Sagalyn’s $20,000 audit committee chairperson fee was paid in cash and her director compensation was paid 45% ($95,000) in cash and 55% ($115,000) in restricted stock under our Stock Plan.
(7)

Amounts are based on the aggregate grant date fair value as determined in accordance with ASC Topic 718 using the closing market price of our class A common stock on the date of grant. Amounts shown in this column do not reflect 52,000 shares of restricted stock granted to Ms. Keenan, 50,000 shares of restricted stock granted to Mr. Pollack, and 18,000 shares of restricted stock granted to Mr. Nash in 2022, pursuant to our Stock Plan as those awards were not made to them in compensation for their service as directors. Amounts shown in this column for each of Messrs. Cotton, Dobrowski and Nassau, Ms. Lynch and Dr. Sagalyn reflect 4,399 unvested deferred stock units or restricted stock outstanding, as applicable, as of December 31, 2022 that vest in full on the date of the 2023 annual meeting of stockholders. Amounts shown for Mr. Edelman reflect 4,399 deferred stock units that were accelerated to vest immediately prior to Mr. Edelman’s retirement and resignation from the Board on February 1, 2023 in consideration of Mr. Edelman’s long service on the Board.

Security Ownership of Certain Beneficial Owners and Management

As of April 14, 2023, there were a total of 172,286,354 shares of our class A common stock issued and outstanding. The following table sets forth as of April 14, 2023, certain information with respect to the beneficial ownership of our class A common stock, by:

∎	each person known to us to be the beneficial owner of more than 5% of our outstanding class A common stock;

∎	each director, director nominee and Named Executive Officer; and

∎	all of our directors, director nominees and executive officers as a group.

Such information (other than with respect to our directors and executive officers) is based on a review of statements filed with the SEC pursuant to Sections 13(d), 13(f) and 13(g) of the Exchange Act with respect to our class A common stock.

Name of Beneficial Owner	Number of Shares Beneficially Owned(1)	Percentage of Shares Beneficially Owned(1)

Greater than 5% Owner
The Vanguard Group(2)	15,914,131	9.24%
BlackRock, Inc.(3)	14,952,402	8.68%

Named Executive Officers, Directors and Director Nominees
Douglas N. Armer(4)	75,491	*
Leonard W. Cotton(5)	47,472	*
Thomas E. Dobrowski(6)	96,426	*
Timothy Johnson(7)	316,201	*
Katharine A. Keenan(7)	163,977	*
Michael B. Nash(7)	468,455	*
Henry N. Nassau(8)	130,132	*
Gilda Perez-Alvarado	1,774	*
Jonathan L. Pollack(5)(9)	373,055	*
Anthony F. Marone, Jr(5)	53,783	*
Nnenna Lynch(10)	4,349	*
Lynne B. Sagalyn(11)	109,125	*
All executive officers, directors and director nominees as a group (11 persons)	1,764,748	1.02%

*	Represents less than 1%.
(1)

The number of shares are those beneficially owned, as determined under the rules of the SEC, and such information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which a person has sole or shared voting power or investment power and any shares which the person has the right to acquire within 60 days through the exercise of any option, warrant or right, through conversion of any security or pursuant to the automatic termination of a power of attorney or revocation of a trust, discretionary account or similar arrangement. Percentages are calculated in accordance with applicable SEC rules and are based on the number of shares issued and outstanding on April 14, 2023.

(2)

Based solely on information contained in a Schedule 13G/A filed with the SEC on February 9, 2023 by The Vanguard Group, Inc. in which The Vanguard Group, Inc. reported that it has sole dispositive power over 15,635,401 shares of our class A common stock, shared dispositive power over 278,730 shares of our class A common stock, sole voting power over zero shares of our class A common stock and shared voting power over 115,832 shares of our class A common stock. The Vanguard Group, Inc.’s clients, including investment companies registered under the Investment Company Act of 1940 and other managed accounts, have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the securities reported herein. The address for The Vanguard Group, Inc. is 100 Vanguard Blvd., Malvern, PA 19355.

(3)

Based solely on information contained in a Schedule 13G/A filed with the SEC on February 3, 2023 by BlackRock, Inc. in which BlackRock, Inc. reported that it has sole dispositive power over 14,016,942 shares of our class A common stock and sole voting power over 14,952,402 shares of our class A common stock held by BlackRock Life Limited, BlackRock Advisors, LLC, Aperio Group, LLC, BlackRock (Netherlands) B.V., BlackRock Fund Advisors, BlackRock Institutional Trust Company, National Association, BlackRock Asset Management Ireland Limited, BlackRock Financial Management, Inc., BlackRock Asset Management Schweiz AG, BlackRock Investment Management, LLC, BlackRock Investment Management (UK) Limited, BlackRock Asset Management Canada Limited, BlackRock Investment Management (Australia) Limited, BlackRock Fund Managers Ltd. BlackRock, Inc. reported that BlackRock Fund Advisors beneficially owns 5% or greater of the outstanding shares of our class A common stock. The address for BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.

(4)

Mr. Armer resigned from the Company effective July 31, 2022. Mr. Armer’s number of shares beneficially owned is based on his last Form 4, net of 29,250 shares that were forfeited upon his departure pursuant to the terms of his equity awards, that was filed with the SEC on June 10, 2022. We do not have information beyond this date.

(5)	Includes 37,472 shares obtainable upon conversion of vested stock units.
(6)	Includes 92,027 shares obtainable upon conversion of vested stock units.
(7)

Each of Ms. Keenan and Messrs. Johnson, Marone, Nash, and Pollack is an employee of Blackstone, but does not have voting or investment power over the shares of class A common stock beneficially owned by Blackstone.

(8)	Includes 80,283 shares obtainable upon conversion of vested stock units.
(9)	Includes 208,372 shares held through a trust of which Mr. Pollack is the trustee.
(10)	Includes 4,349 shares obtainable upon conversion of vested stock units.
(11)	Includes 103,893 shares obtainable upon conversion of vested stock units.

Transactions with Related Persons, Promoters and Certain Control Persons

Agreements with Blackstone

On December 19, 2012, pursuant to the Purchase and Sale Agreement by and between us and Huskies Acquisition LLC, or the Purchase Agreement, and an Assignment Agreement, dated as of December 19, 2012, by and among us, Huskies Acquisition LLC and Blackstone Holdings III L.P., or Holdings III, an affiliate of Blackstone, we completed the sale of our investment management and special servicing business. In accordance with the Purchase Agreement, two members of our board of directors were designated by Blackstone at such time. Pursuant to the terms of the Purchase Agreement, as amended on July 21, 2021, Huskies Acquisition LLC has the right to nominate two director nominees until such time Huskies Acquisition LLC and its affiliates own fewer than 250,000 shares of our class A common stock. The Purchase and Sale Agreement also requires Huskies Acquisition LLC’s consent for the number of directors constituting our Board to exceed nine members. Huskies Acquisition LLC has consented to the increase of the number of directors of our Board from nine to ten members with effect concurrent with and subject to the election of by stockholders of Mr. Johnson as a director at the Annual Meeting.

Pursuant to the terms of the Purchase Agreement, we also entered into a Registration Rights Agreement, dated December 19, 2012, with Holdings III. On May 6, 2013, we entered into an Amended and Restated Registration Rights Agreement, or Amended and Restated Registration Rights Agreement, with Holdings III and our Manager that amended and restated the existing Registration Rights Agreement. Pursuant to the terms of the Amended and Restated Registration Rights Agreement, Holdings III or our Manager or their permitted transferees may require us to prepare and file a shelf registration statement relating to the resale of all shares of class A common stock currently held or later acquired by them or their permitted transferees and under certain circumstances they may require us to file up to four resale registration statements on demand and provide unlimited “piggyback” rights with respect to the resale of such shares (subject to certain cutback and other provisions).

Pursuant to the terms of the Purchase Agreement, we entered into the management agreement with our Manager (which was subsequently amended and superseded by the Management Agreement), pursuant to which we are externally managed by our Manager pursuant to the terms and conditions of the Management Agreement. The Management Agreement requires our Manager to manage our investments and our day-to-day business and affairs in conformity with our investment guidelines and other policies that are approved and monitored by our board of directors. The current term of the Management Agreement expires on December 19, 2023, and will be automatically renewed for a one-year term upon such date and each anniversary thereafter unless earlier terminated.

Pursuant to the terms of the Management Agreement, our Manager is entitled to receive from us a base management fee payable in cash quarterly in arrears with respect to each calendar quarter in an amount equal to the greater of (i) $250,000 per annum and (ii) 1.50% per annum of our Equity (as defined in the Management Agreement), and, if earned, certain quarterly incentive compensation. We are also required to reimburse our Manager for certain expenses incurred on our behalf during any given year. So long as the Management Agreement remains in effect, we are required to continue to make quarterly payments of the base management fee and, if applicable, incentive compensation to the Manager and to reimburse the Manager for certain expenses. See Notes 14 and 19 to our consolidated financial statements in our 2022 Annual Report on Form 10-K filed with the SEC on February 8, 2023 for additional details. Our relationship with our Manager subjects us to various risks, including without limitation risks related to conflicts of interest. See “Risks Related to Our Relationship with Our Manager and its Affiliates” in Part I. Item 1A. Risk Factors in our 2022 Annual Report on Form 10-K filed with the SEC on February 8, 2023.

As of December 31, 2022, our consolidated balance sheet included $33.8 million of accrued management and incentive fees payable to our Manager. In accordance with the terms of our Management Agreement, during the year ended December 31, 2022, we paid $104.8 million of management and incentive fees to our Manager and we incurred expenses of $896,000 that were paid by our Manager and will be reimbursed by us. In addition, during the year ended December 31, 2022, we granted 631,325 shares of restricted stock to our Manager under the Blackstone Mortgage Trust, Inc. Manager Incentive Plan.

Other Transactions

As of December 31, 2022, our Manager held 1.2 million shares of our unvested restricted class A common stock, which had an aggregate grant date fair value of $32.3 million. The shares vest in installments over three years from the date of issuance. During the year ended December 31, 2022, we recorded non-cash expenses related to shares held by our Manager of $16.6 million.

An affiliate of our Manager is the special servicer in connection with our collateralized loan obligations, or the CLOs. This affiliate did not earn any special servicing fees related to the CLOs during the year ended December 31, 2022.

During the year ended December 31, 2022, we incurred $524,000 of expenses for various administrative and operations services to third-party service providers that are affiliates of our Manager.

Affiliates of our Manager own interests in the controlling entity of BTIG, LLC. We engaged BTIG, LLC as a sales agent to sell shares of our class A common stock under our ATM agreements. During the year ended December 31, 2022, BTIG, LLC received aggregate fees of $191,000 in such capacity. The fees paid were on terms equivalent to those of other sales agents engaged to sell shares under our ATM agreements.

In the second quarter of 2022, we participated in AUD 1.3 billion, or 24.5%, of an aggregate AUD 5.4 billion senior loan that was originated by an unaffiliated third party to a borrower that is wholly-owned by Blackstone-advised investment vehicles. Another Blackstone-advised investment vehicle participated in an additional AUD 1.3 billion, or 24.5%, of the loan. We will forgo all non-economic rights under the loan, including voting rights, so long as we are an affiliate of the borrower. The senior loan terms were negotiated by a third-party without our involvement and our 24.5% interest in the senior loan was made on such market terms.

In the second quarter of 2022, we co-originated £250.0 million of an aggregate £500.0 million senior loan to an unaffiliated third-party. A Blackstone-advised investment vehicle co-originated the additional pari passu £250.0 million of the loan.

In the second and fourth quarters of 2022, a Blackstone-advised investment vehicle acquired an aggregate $33.0 million participation, or 4%, of the initial aggregate B-4 Term Loan as a part of a broad syndication lead-arranged by JP Morgan. Blackstone Securities Partners L.P., an affiliate of our Manager, was engaged as a book-runner for the transaction and received aggregate fees of $825,000 in such capacity. Both of these transactions were on terms equivalent to those of unaffiliated parties.

Indemnification Agreements with Directors and Officers

We have entered into indemnification agreements with each of our directors and officers. We refer to such indemnification agreements as “Indemnification Agreements” and our directors and officers party thereto as “Indemnitees.” The Indemnification Agreements provide that we will, subject to certain limitations and exceptions, indemnify, to the fullest extent permitted under Maryland law, and advance expenses to, each Indemnitee, in connection with (among other things) the Indemnitee’s capacity as a director, officer, employee or agent of the Company. This obligation includes, subject to certain terms and conditions, indemnification for any expenses (including reasonable attorneys’ fees), judgments, fines, penalties and settlement amounts actually and reasonably incurred by the Indemnitee in connection with any threatened or pending action, suit or proceeding. In certain instances, we may be required to advance such expenses, in which case the Indemnitee will be obligated to reimburse us for the amounts advanced if it is later determined that the Indemnitee is not entitled to indemnification for such expenses.

Related Party Transaction Policies

Our board of directors recognizes the fact that transactions with related persons may present risks of conflicts or the appearance of conflicts of interest. Our board of directors has adopted a written policy on transactions with related persons that is in conformity with the requirements upon issuers having publicly-held common stock that is listed on the NYSE. Under the policy, which is subject to the terms of the Management Agreement, a committee of our board of directors composed solely of independent directors who are disinterested or the disinterested independent members of our board of directors must review and approve or ratify any “related person transaction” (defined as any transaction that would be required to be disclosed by us under Item 404(a) of Regulation S-K in which we were or are to be a participant, other than an employment relationship or transaction involving an executive officer and any related compensation, and the amount involved exceeds $120,000 and in which any “related person” (as defined as in paragraph (a) of Item 404 of Regulation S-K) had or will have a direct or indirect material interest) and all material facts with respect thereto. No related person transaction will be executed without the approval or ratification of a committee of our board of directors composed solely of independent directors who are disinterested or by the disinterested independent members of our board of directors.

Pursuant to our code of business conduct and ethics, our audit committee is required to review on a quarterly basis all material related party transactions involving the Manager and/or its affiliates. In reviewing a related person transaction or proposed related person transaction, the audit committee will consider all relevant facts and circumstances, including:

∎	the nature of the related person’s interest in the transaction;

∎	the material terms of the transaction;

∎	the business purpose of the transaction;

∎	the importance of the transaction both to the Company and the related person;

∎	whether the transaction would likely impair the judgment of a director or executive officer to act in the best interest of the Company;

∎	whether the value and the terms of the transaction are substantially similar as compared to those of similar transactions previously entered into by the Company with non-related persons, if any; and

∎	any other matters that management or the audit committee or disinterested independent directors, as applicable, deem appropriate.

In addition, the related person transaction policy provides that the audit committee or disinterested independent directors, as applicable, in connection with any approval or ratification of a related person transaction involving a non-employee director or director nominee, should consider whether such transaction would compromise the director or director nominee’s status as an

“independent” or “non-employee” director, as applicable, under the rules and regulations of the SEC, the NYSE, the Internal Revenue Code of 1986, as amended, and our code of business conduct and ethics for board and committee service.

Our related person transaction policy also contains a standing approval for (1) indemnification payments and advancement of expenses made pursuant to our charter or bylaws or pursuant to any agreement or instrument, including, without limitation, the Management Agreement; and (2) investments by the Company in which Blackstone Accounts (as defined in the Management Agreement) also invest, including at a different level of an issuer’s or borrower’s capital structure (for example, an investment by the Company in a debt interest with respect to the same portfolio entity in which a Blackstone Account owns an equity, debt or mezzanine interest or vice versa) or otherwise in different classes or tranches of the same issuer’s securities as contemplated by the Management Agreement.

Proposal 2 — Ratification of Independent Registered Public Accounting Firm

The audit committee of the board of directors has appointed Deloitte to be our independent public accounting firm for the fiscal year ending December 31, 2023 and has directed that the appointment of such independent registered public accounting firm be submitted for ratification by our stockholders at the annual meeting. Deloitte also serves as the independent registered public accounting firm of Blackstone, the parent of our Manager.

We have been advised by Deloitte that neither that firm nor any of its associates has any relationship with us or our subsidiaries other than the usual relationship that exists between an independent registered public accounting firm and its clients.

We expect that representatives of Deloitte will be present at the annual meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions. If the appointment of Deloitte is not ratified, our board of directors will reconsider the appointment.

Stockholder ratification of the appointment of Deloitte as our independent registered public accounting firm is not required by our charter or otherwise. However, our board of directors is submitting the appointment of Deloitte to the stockholders for ratification as a matter of what it considers to be good corporate practice. Even if the appointment is ratified, our audit committee, in its discretion, may direct the appointment of different independent registered public accounting firm at any time during the year if it determines that such a change would be in our best interests.

Audit and Non-Audit Fees

Aggregate fees that we were billed for the fiscal years ended December 31, 2022 and 2021 by our independent registered public accounting firm, Deloitte, were as follows:

	Fiscal Year ended December 31,

Name	2022	2021

Audit fees(a)	$1,050,000	$980,000

Audit-related fees	54,000	52,500

Total audit and audit-related fees	1,104,000	1,032,500

Tax fees	—	32,000

All other fees(b)	74,100	67,660

Total	$1,178,100	$1,132,160

(a)	Audit fees include amounts billed to us related to annual financial statement audit work, quarterly financial statement reviews and comfort letters on and review of SEC registration statements.
(b)

All other fees in 2022 include amounts related to due diligence performed on transactional activity. All other fees in 2021 include amounts billed to us related to transactional services related to a loan origination that was subsequently reimbursed to us by the borrower.

The audit committee of our board of directors was advised that there were no services provided by Deloitte that were unrelated to the audit of the annual fiscal year-end financial statements and the review of interim financial statements that could impair Deloitte from maintaining its independence as our independent auditor and concluded that it was.

Audit Committee Pre-Approval Policy

In accordance with our audit committee pre-approval policy, all audit and non-audit services performed for us by our independent registered public accounting firm were pre-approved by the audit committee of our board of directors, which concluded that the provision of such services by Deloitte was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions.

The pre-approval policy provides for categorical pre-approval of specified audit and permissible non-audit services. Services to be provided by the independent registered public accounting firm that are not within the category of pre- approved services must be approved by the audit committee prior to engagement, regardless of the service being requested or the dollar amount involved.

Requests or applications for services that require specific separate approval by the audit committee are required to be submitted to the audit committee, and must include a description of the services to be provided and a statement by the independent registered public accounting firm and principal accounting officer of the Company confirming that the provision of the proposed services does not impair the independence of the independent registered public accounting firm.

The audit committee may delegate pre-approval authority to one or more of its members. The member or members to whom such authority is delegated shall report any pre-approval decisions to the audit committee at its next scheduled meeting. The audit committee does not delegate to management its responsibilities to pre-approve services to be performed by the independent registered public accounting firm.

VOTING RECOMMENDATION

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF DELOITTE AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2023.

Audit Committee Report

Our board of directors’ audit committee carries out oversight functions with respect to the preparation, review and audit of our financial statements, our system of internal controls and the qualifications, independence and performance of our internal auditor consultants and independent auditors, and operates under a written charter adopted by the board of directors. The charter can be viewed, together with any future changes that may occur, on our website at www.blackstonemortgagetrust.com. The audit committee has the sole authority and responsibility to select, evaluate and, as appropriate, replace our independent auditors. The audit committee members are independent within the meaning of the applicable New York Stock Exchange listing standards and Rule 10A-3 under the Securities Exchange Act of 1934, as amended.

Our management is responsible for the development, maintenance and evaluation of internal controls and procedures and our financial reporting system, the maintenance of appropriate accounting and financial reporting principles or policies and the preparation, presentation and integrity of our financial statements. Our independent registered public accounting firm is responsible for auditing our consolidated financial statements in accordance with U.S. generally accepted auditing standards and expressing an opinion as to their conformity with U.S. generally accepted accounting principles. In addition, the independent registered public accounting firm is responsible for auditing and expressing an opinion on our internal controls over financial reporting. The audit committee’s responsibility is to monitor and oversee the foregoing functions.

The audit committee reviews our financial reporting process on behalf of the board of directors. In performance of its oversight function, the audit committee has met and held discussions with management and our independent registered public accounting firm with respect to our audited consolidated financial statements for fiscal year 2022 and related matters. Management advised the audit committee that our consolidated financial statements were prepared in accordance with generally accepted accounting principles and the committee has reviewed and discussed the consolidated financial statements with management and our independent auditors, Deloitte & Touche LLP. Our independent auditors presented to and reviewed with the audit committee the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC. Our independent auditors also provided to the committee the written disclosures and the letter from the auditors required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence and in connection therewith the committee discussed with the independent auditors their views as to their independence. The audit committee also reviewed, among other things, the audit and non-audit services performed by, and the amount of fees paid for such services to, Deloitte & Touche LLP. The audit committee meetings regularly include executive sessions with our independent registered public accounting firm without the presence of our management.

In undertaking its oversight function, the audit committee relied, without independent verification, on management’s representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States and on the representations of the independent auditors included in their report on our financial statements. The audit committee is not, however, professionally engaged in the practice of accounting or auditing and does not provide any expert or other special assurance or professional opinion as to the sufficiency of the external or internal audits, whether the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles, or on the effectiveness of the system of internal control.

Based on the audit committee’s considerations, discussions with management and discussion with the independent auditors as described above, the audit committee recommended to the board of directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2022 filed with the SEC.

Submitted by the Audit Committee of the Company’s Board of Directors:

Lynne B. Sagalyn (Chair)

Leonard W. Cotton

Thomas E. Dobrowski

Nnenna Lynch

Proposal 3 — Advisory Vote on Executive Compensation

Pursuant to Section 14A of the Exchange Act, we are providing stockholders with an opportunity to vote, on a non-binding advisory basis, on the compensation of our Named Executive Officers as disclosed in this proxy statement in accordance with SEC rules. The advisory vote on executive compensation described in this proposal is commonly referred to as a “say-on-pay vote.” More than 96% of the votes cast at our 2022 annual meeting voted to approve our executive compensation. At our 2019 annual meeting, we asked our stockholders to indicate if we should hold an advisory vote on the compensation of our Named Executive Officers every one, two or three years. Because at our 2019 annual meeting our stockholders voted in favor of an annual advisory vote, we again are asking our stockholders to approve the compensation of our Named Executive Officers as disclosed in this proxy statement in accordance with the SEC’s rules.

As described under “Executive Compensation — Compensation Discussion and Analysis” elsewhere in this proxy statement, we are externally managed and advised by our Manager pursuant to the Management Agreement. Our Named Executive Officers for fiscal 2022 (other than Mr. Armer who resigned effective July 31, 2022) currently serve as officers of our Manager and we have no employees. Because our Management Agreement provides that our Manager is responsible for managing our affairs, our Named Executive Officers for fiscal 2022 do not currently receive any cash compensation from us or any of our subsidiaries for serving as our executive officers. Additionally, we do not have any agreements with any of our Named Executive Officers with respect to their cash compensation and do not intend to directly pay any cash compensation to them. However, from time to time we may grant to our Named Executive Officers and our Manager equity-based awards pursuant to our equity incentive plans, which we believe serve to align the interests of our Named Executive Officers and our Manager with the interests of our stockholders in receiving attractive risk-adjusted dividends and growth.

We do not determine the cash compensation payable by the Manager to our Named Executive Officers. The Manager and its affiliates determine the salaries, bonuses and other wages earned by our Named Executive Officers from our Manager and its affiliates. The Manager and its affiliates also determine whether and to what extent our Named Executive Officers will be provided with employee benefit plans.

This proposal gives our stockholders the opportunity to express their views on the overall compensation of our Named Executive Officers provided by us and the philosophy, policies and practices described in this proxy statement. For the reasons discussed above, we are asking our stockholders to indicate their support for our Named Executive Officer compensation by voting FOR the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the Named Executive Officers, as disclosed pursuant to the compensation disclosure rules of the SEC (which disclosure includes the Compensation Discussion and Analysis, compensation tables and any related material disclosed in this proxy statement).”

The say-on-pay vote is advisory only, and therefore it will not bind the Company or our board of directors. However, the board of directors and the compensation committee will consider the voting results as appropriate when making future decisions regarding executive compensation.

VOTING RECOMMENDATION

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE ADVISORY RESOLUTION RELATING TO THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

Annual Report

Our annual report to stockholders for the year ended December 31, 2022 is being concurrently made available for distribution to our stockholders.

We make available, free of charge on our website, all of our filings that are made electronically with the SEC, including Forms 10-K, 10-Q and 8-K. To access these filings, go to our website (www.blackstonemortgagetrust.com) and click “Financial Disclosure & SEC Filings” under the “Investor Relations” tab. Copies of our annual report to stockholders for the year ended December 31, 2022, including financial statements and schedules thereto, filed with the SEC, are also available without charge to stockholders upon written request addressed to Secretary, Blackstone Mortgage Trust, Inc., 345 Park Avenue, 24th Floor, New York, New York 10154.

Other Matters

Our management does not know of any other matters to come before the annual meeting. If, however, any other matters do come before the annual meeting or any postponement or adjournment thereof, it is the intention of the persons designated as proxies to vote in accordance with their discretion on such matters.

Stockholder Proposals for the 2024 Annual Meeting

If you wish to submit a stockholder proposal pursuant to Rule 14a-8 under the Exchange Act for inclusion in our proxy statement and proxy card for our 2024 annual meeting of stockholders, your proposal must be received by our Secretary on or before December 29, 2023. Your proposal should be mailed by certified mail return receipt requested to our Secretary at Blackstone Mortgage Trust, Inc., 345 Park Avenue, 24th Floor, New York, New York 10154. Failure to deliver a proposal in accordance with this procedure may result in it not being deemed timely received. In addition, if you desire to bring business (including director nominations) before our 2024 annual meeting, you must comply with our bylaws, which currently require that you provide written notice of such business to our Secretary no earlier than November 29, 2023 and no later than 5:00 p.m. (Eastern Standard Time) on December 29, 2023. For additional requirements, stockholders should refer to our bylaws, Article II, Section 12, “Advance Notice of Stockholder Nominees for Director and Other Stockholder Proposals,” a current copy of which may be obtained from our Secretary.

In addition to satisfying the foregoing requirements under our bylaws, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 24, 2024.

Householding of Proxy Materials

SEC rules permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and notices with respect to two or more stockholders sharing the same address by delivering a single proxy statement or a single notice addressed to those stockholders. This process, which is commonly referred to as “householding,” provides cost savings for companies by reducing printing and mailing costs and helps the environment by conserving natural resources. Some brokers household proxy materials, delivering a single proxy statement or notice to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be householding materials to your address, householding will generally continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or notice, or if your household is receiving multiple copies of these documents and you wish to request that future deliveries be limited to a single copy, please notify your broker. You can also request prompt delivery of a copy of the proxy statement and annual report by contacting Blackstone Mortgage Trust, Inc. Stockholders Relations Department, 345 Park Avenue, 24th Floor, New York, New York 10154, (212) 655-0220.

Blackstone Mortgage Trust Blackstone 345 Park Avenue New York, NY 10154 blackstonemortgagetrust.com

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V14715-P89098 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY BLACKSTONE MORTGAGE TRUST, INC. For All Withhold All Except For All To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the The Board of Directors recommends you vote FOR the number(s) of the nominee(s) on the line below. following: 1. Election Of Directors ! ! ! Nominees: 01) Michael B. Nash 06) Nnenna Lynch 02) Katharine A. Keenan 07) Henry N. Nassau 03) Leonard W. Cotton 08) Jonathan L. Pollack 04) Thomas E. Dobrowski 09) Lynne B. Sagalyn 05) Martin L. Edelman 10) Timothy Johnson The Board of Directors recommends you vote FOR proposals 2 and 3 For Against Abstain 2. Ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending ! ! ! December 31, 2023. 3. Advisory Vote on Executive Compensation: To approve in a non-binding, advisory vote, the compensation paid to our named executive officers. ! ! ! Note: To consider and act upon any other matters which may properly come before the meeting or any adjournment or postponement thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date SCAN TO VIEW MATERIALS & VOTE w BLACKSTONE MORTGAGE TRUST, INC. 24TH FLOOR, 345 PARK AVENUE VOTE BY INTERNET NEW YORK, NY 10154 Before The Meeting—Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 22, 2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting—Go to www.virtualshareholdermeeting.com/BXMT2023 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE—1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 22, 2023. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Mailed proxy cards must be received by 11:59 p.m. Eastern Time on June 22, 2023.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. V14716-P89098 Annual Meeting of Blackstone Mortgage Trust, Inc. to be held on Friday, June 23, 2023 for Holders as of April 14, 2023 This proxy is being solicited on behalf of the Board of Directors The undersigned stockholder(s) hereby appoint(s) Katharine A. Keenan, Anthony F. Marone, Jr. and Leon Volchyok, or any of them, as proxies for the undersigned, each with the full power to appoint his/her substitute, and hereby authorize(s) them to represent the undersigned and to vote, as designated on the reverse side of this proxy card, all of the shares of Class A Common Stock of BLACKSTONE MORTGAGE TRUST, INC., a Maryland corporation, that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 AM Eastern Time on June 23, 2023 at www.virtualshareholdermeeting.com/BXMT2023, and any adjournment or postponement thereof and further authorize(s) such proxies to vote such shares in their discretion upon such other business as may properly come before the Annual Meeting of Stockholders and any adjournment or postponement thereof. The undersigned hereby acknowledges receipt of the Notice of the Annual Meeting of Stockholders and of the accompanying Proxy Statement and revokes any proxy heretofore given with respect to such meeting and any adjournments or postponements thereof. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED “FOR” THE ELECTION OF THE DIRECTORS IN ITEM 1, AND “FOR” THE PROPOSALS IN ITEMS 2 AND 3. SUCH SHARES WILL BE VOTED IN THE DISCRETION OF THE PROXIES UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING. Continued and to be signed on reverse side